Exhibit 10.11

[***]	Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ASSET PURCHASE AGREEMENT

between

ALEXION PHARMA HOLDING UNLIMITED COMPANY,

ORIGIN BIOSCIENCES, INC.,

and

BRIDGEBIO PHARMA, LLC (SOLELY FOR THE PURPOSES OF SECTION 6.14)

DATED AS OF June 7, 2018

i

ii

SCHEDULES

2.01(b)	Transferred Patents
2.01(c)	Transferred Trademarks
2.01(d)	Transferred Copyrights
2.01(e)	Transferred Internet Domain Names
2.01(f)	Transferred Governmental Authorizations
2.01(i)	Transferred Contracts
7.01(f)	Consents

EXHIBITS
A	Seller Closing Deliverables
B	Purchaser Closing Deliverables
C	Form of Seller’s Officer’s Certificate
D	Form of Bill of Sale and Assignment and Assumption
E	Form of Patent Assignment
F	Form of Purchaser’s Officer’s Certificate
G	Form of Purchaser’s Secretary’s Certificate

iii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of June 7, 2018 (the “Effective Date”), by and between Alexion Pharma Holding Unlimited Company, an unlimited liability company incorporated under the laws of Ireland (“Seller”), Origin Biosciences, Inc., a Delaware corporation (“Purchaser”) and BridgeBio Pharma, LLC, a Delaware limited liability company (“BridgeBio”) (solely for the purposes of Section 6.14).

W I T N E S S E T H:

WHEREAS, Seller, directly and indirectly through certain of its Affiliates (as defined below), is in the business of researching, developing, manufacturing or having made, marketing, distributing and selling, as the case may be, products (including pharmaceutical drugs) for use in health care; and

WHEREAS, Seller desires to sell (or to cause to be sold), and Purchaser desires to purchase, the Purchased Assets (as defined below), and Purchaser is willing to assume the Assumed Liabilities (as defined below), in each case, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS AND TERMS

Section 1.01    Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Accounts Receivable” means all accounts receivable, notes receivable and other indebtedness due and owed by any Third Party to Seller or its Affiliates as of the end of the day immediately prior to the Closing Date, including all trade accounts receivable representing amounts receivable in respect of goods shipped, products sold or services rendered prior to the day immediately prior to the Closing Date and the full benefit of any security for such accounts or debts.

“Action” means any proceedings, investigations, audits, claims, arbitrations, litigations, inquiries, demands, actions, suits and causes of action, whether class, individual or otherwise in nature, and whether in law or in equity by or before a Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and, without limitation of the previous sentence, any Person owning more than fifty percent (50%) or more of the voting securities of another Person shall be deemed to control that Person. Notwithstanding the foregoing, the Parties acknowledge and agree that: (a) BridgeBio shall not be deemed an Affiliate of Purchaser; and (b) any other subsidiary of BridgeBio shall not be deemed an Affiliate of Purchaser unless such company directly or indirectly, controls, is controlled by, or is under common control with Purchaser without regard to their respective relationships with BridgeBio.

“Agreement” means this Asset Purchase Agreement, including all Schedules and Exhibits attached hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“ALXN1101 Molecule” means (a) [***] and (b) [***].

“Apportioned Obligations” has the meaning set forth in Section 6.12(b).

“Assumed Liabilities” has the meaning set forth in Section 2.04.

“Basket” has the meaning set forth in Section 8.06(a).

“Bill of Sale and Assignment and Assumption” has the meaning set forth in Exhibit A.

“BridgeBio” has the meaning set forth in the Preamble of this Agreement.

“Business” means the research, development (including regulatory activities), use, manufacture and commercialization of the ALXN1101 Molecule or any Products as conducted or contemplated to be conducted by Seller, the Divesting Entities or their Affiliates as of the Effective Date.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, New York and San Francisco California are authorized or obligated by law or executive order to close.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending March 31, June 30, September 30 and December 31.

“Calendar Year” shall mean a period of twelve (12) consecutive months corresponding to the calendar year commencing on the first day of January, except that the first Calendar Year following the Closing Date shall commence on the Closing Date and end on December 31 of the year in which the Closing Date occurs.

“Claim” has the meaning set forth in Section 8.03.

“Claims Period” has the meaning set forth in Section 8.05.

“Closing” means the consummation of the Transactions pursuant to the terms of this Agreement.

“Closing Date” has the meaning set forth in Section 3.01(a).

“Closing Legal Impediment” has the meaning set forth in Section 7.01(c).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Product” means a product that includes a Product and at least one additional active ingredient (whether co-formulated or co-packaged) other than a Product.

“Commercialize” means, solely for the purposes of Section 6.09, any and all activities directed to the promotion, marketing, distribution or sale (and offer for sale or import or export for sale) for a Product.

“Commercially Reasonable Efforts” means, [***].

“Confidentiality Agreement” means that certain letter agreement dated August 15, 2017, between Alexion Pharmaceuticals, Inc. and BridgeBio.

“Confidential Information” has the meaning set forth in Section 6.13.

“Contract” means any written legally binding contract, agreement or other legally binding commitment.

“Copyrights” means all copyrights or other works of authorship (whether or not copyrightable), and all applications, registrations and renewals in connection therewith, and all moral rights and data, databases and database rights.

“Data Room” means the electronic data room containing documents and materials relating to the Purchased Assets.

“Development Milestone Events” has the meaning set forth in Section 2.08(a).

“Development Milestone Payments” has the meaning set forth in Section 2.08(a).

“Divesting Entities” means, collectively, all Affiliates of Seller that have any right, title or interest in, to or under the Purchased Assets.

“Drug Access Obligations” has the meaning set forth in Section 10.09(d).

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“EMA” means the European Medicines Agency, and any successor agency having substantially the same functions and jurisdiction.

“European Union” or “EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto, and which, as of the date of this Agreement, consists of Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and United Kingdom.

“Excluded Assets” has the meaning set forth in Section 2.03.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions and jurisdiction.

“First Commercial Sale” means, with respect to any Product, the first sale for use or consumption of such Product by Purchaser, one of Purchaser’s Affiliates or a licensee of Purchaser or one of Purchaser’s Affiliates to a Third Party in any country after such Product has been granted Regulatory Approval in such country.

“Forward-Looking Statements” has the meaning set forth in Section 6.02(d).

“Fraud” means, with respect to any Party, common law fraud, as interpreted under the laws and by the courts of the State of Delaware; provided that Fraud shall only be deemed to exist if such Party had the specific intent to deceive and mislead the other Party.

“Fundamental Representations” shall mean any representations and warranties contained in [***].

“GAAP” means accounting principles and practices generally accepted in the United States, as in effect on the Effective Date.

“Governmental Authority” means any supranational, national, federal, provincial, state or local judicial (including any arbitration panel), legislative, executive or regulatory authority, agency, commission, body or instrumentality with competent jurisdiction, including the FDA, or quasi-governmental, self-regulatory organization, commission, body, authority or agency.

“Governmental Authorizations” means all licenses, permits and other authorizations, consents and approvals (including NDAs and MAAs, if any) of any Governmental Authority.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Guaranteed Obligations” has the meaning set forth in Section 6.14.

“IND” means an Investigational New Drug Application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations (or its successor regulation) with respect to a Product, or the equivalent application or filing filed with any equivalent agency or Governmental Authority outside the United States of America (including any supra-national agency such as the EMA), and all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

“Indemnified Party” has the meaning set forth in Section 8.03.

“Indemnifying Party” has the meaning set forth in Section 8.03.

“Indication” means a specific disease or condition experienced by a specific human patient population.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Intellectual Property” means all Patent Rights, Trademarks, Internet Domain Name Registrations, Copyrights and Know-How and all other intellectual property and all copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium) and all goodwill associated with, and all rights related to or otherwise associated with, any of the foregoing in any jurisdiction in the world (including all rights to collect royalties, products and proceeds in connection with any of the foregoing, and to sue and bring other claims for past, present and future infringement, misappropriation or other violation of any of the foregoing, and to recover damages (including attorneys’ fees and expenses) and lost profits in connection therewith).

“Internet Domain Name Registrations” means all IP addresses identified via a name format, and all goodwill associated with, and all rights related to or otherwise associated with the foregoing, including all generic top-level domains (gTLDs) and country code top-level domains (ccTLDs).

“Inventories” means all inventories of finished goods, packaging, raw materials, components and work-in-process, used in or relating to a Product, to the extent owned by Seller or any Divesting Entity as of the Closing Date.

“IRS” means the U.S. Internal Revenue Service.

“Judgment” means any judgment, order, writ, injunction, legally binding agreement, stipulation or decree from a Governmental Authority.

“Know-How” means any data, results, and information of any type whatsoever, whether tangible or intangible and regardless of the form or medium, including any know-how, trade secrets, expertise, knowledge, practices, techniques, concepts, methodologies, methods, processes, protocols, designs, ideas, inventions (whether or not patentable or reduced to practice), improvements, industrial designs and models, discoveries, developments, unpublished patent applications, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), assays, screens, software, algorithms, models, data, databases, database rights, chemistry, manufacturing and control (CMC) information and data, lab notebooks, patent data, stability, technology, test data and results (including pharmacological, biological, chemical, biochemical, toxicological, pre-clinical and clinical test data), analytical and quality control data, results or descriptions, studies and procedures, development, manufacturing and distribution costs, information contained in submissions to and information from regulatory authorities, and marketing and other reports.

“Knowledge of Seller” means the actual knowledge of Eric Watsky and Karen-Leigh Edwards after reasonable inquiry.

“Laws” means any federal, state, provincial, foreign or local law, common law, statute, ordinance, rule, regulation, code of any Governmental Authority or any Governmental Order.

“Liabilities” means any and all debts, liabilities, costs, guarantees, commitments, assessments, expenses, claims, losses, damages, deficiencies and obligations, whether accrued or fixed, accrued or not accrued, due or to become due, direct or indirect, whenever or however arising (including whether arising out of any contract, common law or tort based on negligence or strict liability).

“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, assessment, restriction, adverse claim, levy, charge, encumbrance or other similar claim of any kind, character or description, whether of record or not, or any contract to give any of the foregoing, in respect of such property or asset.

“Losses” means losses, liabilities, damages, expenses, penalties, assessments, interest, awards, fines, fees, suits, actions, causes of action, judgments, Taxes and awards directly incurred or suffered (and, if applicable, reasonable consultants’ and attorneys’ fees associated therewith) including any such fees and expenses incurred in connection with investigating, defending against or settling any of the foregoing and the reasonable costs and expenses of enforcing the indemnification rights of the Indemnified Party hereunder.

“MAA” means an EU marketing authorization application.

“Material Adverse Effect” means, with respect to Seller, any change, effect, event, circumstance, occurrence or state of facts that is or would reasonably be expected (a) to have a material adverse effect on the Purchased Assets, taken as a whole, or (b) to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement and to consummate the Transactions, provided that none of the following changes, effects, events, circumstances, occurrences or states of facts shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, or be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect: (i) changes or effects in the general business, economic, social, political or legal conditions or the securities, syndicated loan, credit or financial markets; (ii) changes or proposed changes in applicable Law or GAAP (or any applicable accounting standards in any jurisdiction outside the United States) or the enforcement thereof; (iii) changes to Law that generally affect the industries in which the Seller or its Affiliates operate; (iv) changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism; (v) earthquakes, hurricanes or other natural disasters; (vi) changes or effects that arise out of or are attributable to the negotiation, execution, announcement or pendency of the Transactions; (vii) currency fluctuations; or (viii) any action or inaction Seller is required to take or refrain from taking under this Agreement.

“Milestone Events” has the meaning set forth in Section 2.08(b).

“Milestone Payments” has the meaning set forth in Section 2.08(b).

“Net Sales” means [***].

“Non-assigned Asset” has the meaning set forth in Section 2.02(a).

“Outside Date” means July 21, 2018.

“Party” means Seller or Purchaser individually, as the context so requires, and the term “Parties” means, collectively, Seller and Purchaser.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Patent Assignment” has the meaning set forth in Exhibit A.

“Patent Rights” means all (a) issued patents; (b) pending patent applications and any related patent applications filed in the future claiming priority thereto, including all provisional applications, non-provisional applications, international (PCT) applications, substitutions, continuations, continuations in part, divisions, renewals, and all patents granted thereon or issuing therefrom; (c) all patents of addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof; (d) registration patents, inventor’s certificates or confirmation patents; (e) all inventions disclosed in each such patent or patent application, and all rights and priorities in any of the foregoing; and (f) any form of government-issued right substantially similar to any of the foregoing, in each case in any country or patent examining or granting jurisdiction.

“Permitted Liens” means (a) all Liens approved in writing by Purchaser as Permitted Liens; (b) statutory Liens arising out of operation of Law with respect to a Liability incurred in the ordinary course of business and which is not delinquent; (c) Liens for Taxes not yet due, payable, delinquent or subject to penalties for nonpayment, or which are being contested in good faith through appropriate proceedings; and (d) mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’, landlords’ or other like Liens and security obligations that are incurred in the ordinary course of business and are not delinquent.

“Person” means an individual, a limited liability company, a joint venture, a corporation, a partnership, an association, a trust, a division or an operating group of any of the foregoing or any other entity or organization.

“Post-Closing Apportioned Period” has the meaning set forth in Section 6.12(b)

“Pre-Closing Apportioned Period” has the meaning set forth in Section 6.12(b).

“Priority Review Voucher” means a voucher issued by the FDA that entitles the holder of such voucher to priority review of, and action upon, an NDA by the FDA not later than six (6) months after the filing of such application to the FDA.

“Product” means any pharmaceutical product containing the ALXN1101 Molecule.

“PRV Sale” has the meaning set forth in Section 2.07(a).

“Purchase Price” means an aggregate amount equal to the sum of: (i) the Upfront Payment plus (ii) all Royalty Payments that are actually earned by Seller plus (iii) all Milestone Payments that are actually earned by Seller.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Purchaser” has the meaning set forth in the Preamble of this Agreement.

“Purchaser Indemnitees” has the meaning set forth in Section 8.01(a).

“Purchaser Material Adverse Effect” means, with respect to Purchaser, any change, effect, event, circumstance, occurrence or state of facts that is or would reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement and to consummate the Transactions, provided that none of the following changes, effects, events, circumstances, occurrences or states of facts shall be deemed, either alone or in combination, to constitute a Purchaser Material Adverse Effect, or be taken into account in determining whether there has been or would reasonably be expected to be a Purchaser Material Adverse Effect: (i) [***]; (ii) [***]; (iii) [***]; (iv) [***]; (v) [***]; (vi) [***]; (vii) changes or effects that arise out of or are attributable to the negotiation, execution, announcement or pendency of the Transactions; or (viii) any action or inaction Purchaser is required to take or refrain from taking under this Agreement.

“Purchaser Transfer Letter to FDA” means the letter(s) from Purchaser to the FDA, duly executed by Purchaser, notifying the FDA of the transfer of the rights to the appropriate Transferred Governmental Authorizations to Purchaser in the United States.

“Regulatory Approval” means the approval of the applicable Governmental Authority necessary for the marketing and sale of a Product, including any separate pricing and/or reimbursement approvals that may be required.

“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by a Governmental Authority, or otherwise by Law, with respect to a Product other than Patent Rights.

“Regulatory Information” means (a) any applications, filings, submissions, approvals, minutes of meetings or telephone conversations or correspondence between Seller or any of the Divesting Entities or any of their Affiliates and any Governmental Authority, that relate to the Business or the Purchased Assets, including, all INDs, establishment license applications, drug master files, applications for designation as an “Orphan Product” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FFDCA (21 U.S.C. § 356), for “Breakthrough Therapy” status under Section 506 of the FFDCA (21 U.S.C. § 356), as a “rare pediatric disease” under Section 529 of the FFDCA (21 U.S.C. 360ff) or for a Special Protocol Assessment under Section 505(b)(5)(B) and (C) of the FFDCA (21 U.S.C. § 355(b)(5)(B) and (C)), manufacturing approvals, technical, medical, and scientific licenses, and pre-clinical, clinical and non-clinical study authorization applications or notifications), all amendments, supplements, supporting files, data, studies, and reports relating thereto (in hard and electronic form); and (b) all technical and other information contained therein, and all correspondence with the FDA and other Governmental Authority relating to the foregoing, that, in each case, are in the possession of or controlled by, or held by or for Seller, the Divesting Entities or their Affiliates, whether generated, filed or held by or for Seller, the Divesting Entities or their Affiliates.

“Representatives” means, with respect to either Party, such Party’s Affiliates and their respective parents, directors, officers, employees, attorneys, accountants, representatives, financial advisors, lenders, consultants, advisors and other agents.

“Retained Liabilities” has the meaning set forth in Section 2.05.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Retained Taxes” means (i) all Taxes of Seller, the Divesting Entities or any of their respective Affiliates, or for which Seller, the Divesting Entities or any of their respective Affiliates is otherwise liable, for any taxable period, (ii) all Taxes relating to the Excluded Assets or Retained Liabilities for any taxable period; and (iii) all Taxes relating to the Purchased Assets or the Assumed Liabilities for any taxable period ending on or prior to the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, for the portion of such taxable period ending on the Closing Date, except as provided in Section 6.12(b).

“Royalty Payments” has the meaning set forth in Section 2.09.

“Royalty Term” has the meaning set forth in Section 2.09.

“Sales Milestone Events” has the meaning set forth in Section 2.08(b).

“Sales Milestone Payments” has the meaning set forth in Section 2.08(b).

“Scheduled Intellectual Property” has the meaning set forth in Section 4.08(a)

“SEC” has the meaning set forth in Section 6.03.

“Seller” has the meaning set forth in the Preamble of this Agreement.

“Seller Indemnitees” has the meaning set forth in Section 8.02(a).

“Seller Transfer Letter to FDA” means the letter(s) from Seller to the FDA, duly executed by Seller (or any Affiliate of Seller, as applicable), notifying the FDA of the transfer of the rights to the appropriate Transferred Governmental Authorizations to Purchaser in the United States.

“Services Agreement” means the [***].

“Solvent” has the meaning set forth in Section 5.07.

“Tax Contest” has the meaning set forth in Section 8.04(b).

“Tax Return” means any return, report, declaration, information return, statement or other document filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

“Taxes” means all taxes, including income, gross revenue, excise, property, sales or use, value added, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, occupation and franchise taxes, imposed by any Taxing Authority, and including any interest, penalties and additions attributable thereto.

“Taxing Authority” means any Governmental Authority, exercising any authority to impose, regulate or administer the imposition of Taxes.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Third Party” means any Person other than Purchaser, Seller and each of their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 8.03.

“Third Party Claim Notice” has the meaning set forth in Section 8.03.

“Trademarks” means all trademarks, service marks, designs, trade dress, logos, slogans, trade names, business names, corporate names and all other indicia of origin, together with all translations, adaptations, derivations and combinations thereof, and all social media handles associated therewith and all applications for registration, registrations and renewals of any of the foregoing and all goodwill associated therewith.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities.

“Transfer Letters to FDA” means the Purchaser Transfer Letter to FDA and the Seller Transfer Letter to FDA.

“Transfer Taxes” means any federal, state, county, local, foreign and other sales, use, transfer, value added, conveyance, documentary transfer, stamp duty, recording or other similar Tax, fee or charge imposed in connection with the Transactions or the recording of any sale, transfer or assignment of property (or any interest therein) effected pursuant to this Agreement.

“Transferred Books and Records” has the meaning set forth in Section 2.01(g).

“Transferred Contracts” has the meaning set forth in Section 2.01(h).

“Transferred Copyrights” has the meaning set forth in Section 2.01(d).

“Transferred Governmental Authorizations” has the meaning set forth in Section 2.01(f).

“Transferred Intellectual Property” means the Transferred Patents, Transferred Trademarks, Transferred Copyrights and Transferred Internet Domain Names.

“Transferred Internet Domain Names” has the meaning set forth in Section 2.01(e).

“Transferred Patents” has the meaning set forth in Section 2.01(b).

“Transferred Trademarks” has the meaning set forth in Section 2.01(c).

“Upfront Payment” has the meaning set forth in Section 2.06.

“Valid Claim” means a claim (a) of any issued, unexpired U.S. or foreign Patent Right, which will not, in the country of issuance, have been rejected, revoked, nor held invalid or unenforceable by a Governmental Authority of competent jurisdiction in an unappealed (within the time allowed for appeal) or final, unappealable decision, or (b) of any U.S. or foreign patent application within a Patent Right, which will not, in the country in question, have been cancelled, withdrawn, abandoned or finally rejected by a Judgment from which no appeal may be taken, nor been pending for more than [***].

Section 1.02    Other Definitional Provisions.

(a)    The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)    The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(c)    The terms “U.S. Dollars” and “$” mean lawful currency of the United States.

(d)    The terms “include,” “includes” and “including” means “including, without limitation.”

(e)    The words “will” and “shall” have the same meaning.

(f)    When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article or a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated.

(g)    Time periods based on a number of days within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and, if applicable, by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(h)    The term “United States” shall refer to the United States of America and its territories, including Puerto Rico.

ARTICLE II.

PURCHASE AND SALE

Section 2.01    Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth herein, at the Closing, Seller shall, and shall cause the Divesting Entities to, sell, convey, assign and transfer to Purchaser, and Purchaser shall purchase, acquire and accept from Seller and the Divesting Entities, free and clear of all Liens (other than Permitted Liens), all of Seller’s and the Divesting Entities’ right title and interest in, to and under the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real or personal set forth below (collectively, the “Purchased Assets”):

(a)    the Inventories;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)    all Patent Rights set forth on Schedule 2.01(b) (the “Transferred Patents”);

(c)    all active Trademark registrations and Trademark applications and all material unregistered Trademarks set forth on Schedule 2.01(c) (the “Transferred Trademarks”);

(d)    all active Copyright registrations set forth on Schedule 2.01(d) (the “Transferred Copyrights”);

(e)    all active Internet Domain Name Registrations, together with all renewals thereof and all goodwill associated therewith, set forth on Schedule 2.01(e) (the “Transferred Internet Domain Names”);

(f)    all right and interest in all Governmental Authorizations set forth on Schedule 2.01(f) (collectively, the “Transferred Governmental Authorizations”);

(g)    subject to Section 6.04, all books and records (or portions of books and records), including laboratory notebooks and other records, pre-clinical and clinical studies lists, files (excluding patent prosecution files), documents, correspondence, studies, reports, data (including all pharmacological, pre-clinical, clinical, analytical, quality control and manufacturing data (including batch records and technical reports)) and other printed, written or electronic materials (in all cases, in any form or medium) that relate to, or that arise out of, the conduct of the Business or the Purchased Assets and in the possession or control of Seller or any of its Affiliates (the foregoing records and documents, collectively the “Transferred Books and Records”);

(h)    all proprietary rights to the information, data and work product proprietary to Seller, the Divesting Entities or any of their Affiliates related exclusively to the research and development activities and pre-clinical and clinical trials conducted or being conducted in connection with the ALXN1101 Molecule or any Products;

(i)    all Contracts set forth on Schedule 2.01(i) (collectively, the “Transferred Contracts”); and

(j)    all claims, counterclaims, defenses, causes of action, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind against any Third Party, to the extent relating to any Assumed Liabilities or the ALXN1101 Molecule, any Products, or any Purchased Assets.

Section 2.02    Matters Related to Purchased Assets.

(a)    Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Purchased Asset to the extent that such Purchased Asset is not assignable or transferable without the consent of any Person, other than Seller, Purchaser or any of their respective Affiliates, to the extent that such consent shall not have been given prior to the Closing (each, a “Non-assigned Asset”); provided that, subject to Section 6.05, Seller shall use, both prior to and for [***] after the Closing, commercially reasonable efforts to obtain, and Purchaser shall

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

use its commercially reasonable efforts to assist and cooperate with Seller in connection therewith, all necessary consents to the assignment and transfer of each Non-assigned Asset; provided, further, that, subject to Section 6.05, none of Seller, Purchaser or any of their respective Affiliates shall be required to pay money to any Third Party, commence any litigation or offer or grant any accommodation (financial or otherwise) to any Third Party in connection with such efforts. With respect to any Non-assigned Asset, for a period beginning on the Closing Date and ending on the earlier of (i) [***] and (ii) the date that is [***] months after the Closing Date, Seller shall, and shall cause the Divesting Entities to, cooperate in any lawful and reasonable arrangement reasonably proposed by Purchaser under which Purchaser will obtain the economic claims, rights and benefits under the Non-Assigned Asset or related claim, right or benefit with respect to which the consent has not been obtained in accordance with this Agreement; [***]. Such reasonable arrangement may include (A) the subcontracting, sublicensing or subleasing to Purchaser of any and all rights of Seller or any of its Affiliates against the other party to a Third Party agreement arising out of a breach or cancellation thereof by the other party, and (B) the enforcement by Seller or any of its Affiliates of such rights.

(b)    Seller provides no assurances to Purchaser that any consent, authorization, approval or waiver of a Third Party contemplated by this Section 2.02 will be granted. Subject to compliance by Seller with the provisions of this Section 2.02, the Parties acknowledge and agree that neither Seller nor its Affiliates shall be obligated to obtain any such authorization, approval, consent or waiver hereunder and neither (i) the failure to so actually obtain any such authorization, approval, consent or waiver in connection with the consummation of the Transactions in and of itself nor (ii) any default or termination or Action commenced or threatened by or on behalf of any Person to the extent arising out of any such failure to so actually obtain any such authorization, approval, consent or waiver in connection with the consummation of the Transactions in and of itself shall (to the extent that the necessity of such authorization, approval, consent or waiver was disclosed on the Schedules) be deemed (A) a breach of any representation, warranty or covenant of Seller contained in this Agreement or (B) to cause any condition to Purchaser’s obligations to close the Transactions to be deemed not satisfied.

Section 2.03    Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.01 or elsewhere in this Agreement, the following (collectively, the “Excluded Assets”): shall not be part of the sale and purchase contemplated hereunder and are excluded from the Purchased Assets, and shall remain the property of Seller or its Affiliates after the Closing:

(a)    all cash and cash equivalents of Seller and any of its Affiliates;

(b)    all Accounts Receivable;

(c)    all Contracts other than the Transferred Contracts;

(d)    all Governmental Authorizations of Seller or any of its Affiliates other than the Transferred Governmental Authorizations;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(e)    all intellectual property of Seller or any of its Affiliates other than the Transferred Intellectual Property;

(f)    all of the following: (A) any records to the extent related to any Excluded Asset or Retained Liability, (B) any original tax records to the extent related to Taxes that constitute Retained Taxes (provided, however, that such Tax records shall be provided to Purchaser upon Purchaser’s reasonable request), (C) any records of Seller or its Affiliates other than the Transferred Books and Records, (D) any attorney work product, attorney-client communications and other items protected by attorney-client or similar privilege and (E) any documents that were received from Third Parties in connection with their proposed acquisition of the Purchased Assets or that were prepared by Seller or any of its Affiliates in connection therewith;

(g)    all rights and claims of Seller or any of its Affiliates to the extent relating to any Excluded Asset or any Retained Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of Seller and its Affiliates in respect of any Excluded Asset or any Retained Liability;

(h)    any refund or credit of Taxes to the extent attributable to any Retained Taxes;

(i)    all rights of Seller and its Affiliates under this Agreement and the other agreements and instruments executed and delivered in connection with this Agreement;

(j)    all land, buildings, improvements and fixtures thereon owned or leased by Seller or any of its Affiliates; and

(k)    all tangible personal property and other fixed assets and interests therein, including all equipment, furnishings, furniture and fixtures, owned or leased by Seller or any of its Affiliates, including the tangible personal property and other fixed assets and interests therein, and any warranty rights applicable to such tangible personal property, fixed assets and equipment.

Section 2.04    Assumption of Certain Obligations. Purchaser agrees, effective at the Closing, to assume and to timely satisfy and discharge all Liabilities of Seller and its Affiliates, in each case other than the Retained Liabilities, solely to the extent arising out of or relating to the Purchased Assets after the Closing (all of the foregoing Liabilities being collectively referred to hereinafter as the “Assumed Liabilities”).

Section 2.05    Retained Liabilities. Notwithstanding any other provision of this Agreement, Purchaser shall not assume any Liability of Seller and its Affiliates other than the Assumed Liabilities, each of which shall be retained and paid, performed and discharged when due by Seller and its Affiliates including but not limited to those set forth below (such Liabilities being collectively referred to hereinafter as the “Retained Liabilities”):

(a)    all Liabilities to the extent arising out of or related to any Excluded Asset;

(b)    all Accounts Payable, accrued expenses and other current liabilities to the extent arising out of services or goods provided prior to the Closing (whether or not yet billed an due);

(c)    all Liabilities of Seller and its Affiliates relating to any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller and its Affiliates, including any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments;

(d)    all Liabilities of Seller and its Affiliates arising out of or relating to the Purchased Assets, including any Retained Taxes, solely to the extent arising out of or relating to any actions or occurrence prior to the Closing; and

(e)    any royalty or other similar payment related to the ALXN1101 Molecule to the extent incurred prior to the Closing Date.

Section 2.06    Purchase Price. In consideration of the sale and transfer of the Purchased Assets, Purchaser agrees to pay to Seller at the Closing, on behalf of Seller and each Divesting Entity, $1,000,000 (the “Upfront Payment”), exclusive of any Transfer Taxes, and to assume, satisfy and discharge when due all Assumed Liabilities. The Upfront Payment shall be paid in immediately available funds by wire transfer on the Closing Date, in accordance with written instructions given by Seller to Purchaser not less than two (2) Business Days prior to the Closing Date, in cash in U.S. Dollars.

Section 2.07    Priority Review Voucher.

(a)    If Purchaser or one of its Affiliates or licensees receives a Priority Review Voucher from the FDA in respect of a Product and Purchaser, its Affiliate or licensee transfer the right to use such Priority Review Voucher to a Third Party in exchange for consideration (a “PRV Sale”), Purchaser shall, within [***] days following such PRV Sale, pay to Seller in cash an amount equal to [***] percent ([***]%) of the gross proceeds that are directly attributable to such PRV Sale.

(b)    If Purchaser or one of its Affiliates or licensees receives a Priority Review Voucher from the FDA in respect of a Product and Purchaser, its Affiliate or licensee does not consummate a PRV Sale on or before the one hundred eightieth (180th) day following the receipt of such Priority Review Voucher, Purchaser shall, within [***] Business Days following such date, pay to Seller $18,750,000. If, following such payment, Purchaser or one of its Affiliates or licensees consummates a PRV Sale, any amounts paid to Seller pursuant to this Section 2.07(b) shall be offset against any amounts due pursuant to Section 2.07(a).

(c)    Purchaser’s payment obligations set forth in this Section 2.07 are payable without interest and only with respect to the first Priority Review Voucher received by Purchaser or one of its Affiliates or licensees.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 2.08    Milestone Payments.

(a)    Development Milestone Payments. Purchaser shall make the following one-time payments to Seller (the “Development Milestone Payments”) after the achievement following the Closing Date by or on behalf of Purchaser of the applicable event set forth below by the first Product (collectively, the “Development Milestone Events”).

Development Milestone Event	Development Milestone Payment
[***]	[***]
[***]	[***]

(b)    Sales Milestones. Purchaser shall make the following one-time payments to Seller (the “Sales Milestone Payments”, together with the Development Milestone Payments, the “Milestone Payments”) after the achievement following the Closing Date by or on behalf of Purchaser of the applicable event set forth below by the first Product (collectively, the “Sales Milestone Events”, together with the Development Milestone Events, the “Milestone Events”).

Sales Milestone Event	Sales Milestone Payment
Occurrence of [***] of such first Product in [***]	[***]
Occurrence of [***] of such first Product in [***]	[***]
First occurrence of [***]	[***]
First occurrence of [***]	[***]

(c)    Purchaser shall notify Seller in writing as soon as reasonably possible following the achievement of a Milestone Event. Purchaser shall pay to Seller the corresponding Milestone Payment within [***] days after achievement of the applicable Milestone Event. Each Milestone Payment shall be payable only once and without interest, and no amounts shall be due for subsequent or repeated achievements of any Milestone Event (whether by the same Product or a different Product). In accordance with the foregoing, the maximum total Milestone Payments payable by Purchaser to Seller under this Section 2.08 for all Products would be Twenty Million Dollars ($20,000,000). The Milestone Payments shall be non-refundable.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 2.09    Royalties.

(a)    Purchaser shall pay the following royalties to Seller (the “Royalty Payments”) as set forth in the table below. The Royalty Payments shall be payable to Seller, on a Product-by-Product and country-by-country basis, until the last to occur of (i) the last to expire Valid Claim of a Transferred Patent that covers the composition of matter of such Product in such country, (ii) the expiration of Regulatory Exclusivity granted by the applicable Governmental Authority for such Product in such country, and (iii) the [***] anniversary of the First Commercial Sale of such Product in such country (the “Royalty Term”). The Royalty Payments shall be non-refundable. The Royalty Payments shall be payable to Seller within [***] days after the end of each Calendar Quarter. If the manufacture, use or sale of any Product is covered by more than one of the Transferred Patents, multiple royalties shall not be due.

Net Sales Tranche	Royalty Rate for such Portion of Net Sales	Royalty Rate Floor
For that portion of aggregate Net Sales of all Products on a worldwide basis per Calendar Year of [***]	[***]	[***]
For that portion of aggregate Net Sales of all Products on a worldwide basis per Calendar Year of [***]	[***]	[***]
For that portion of aggregate Net Sales of all Products on a worldwide basis per Calendar Year of [***]	[***]	[***]
For that portion of aggregate Net Sales of all Products on a worldwide basis per Calendar Year of greater than or equal to [***]	[***]	[***]

(b)    Adjustments. Notwithstanding anything in Section 2.09(a) to the contrary,

(i)    if at any time during the Royalty Term for a given Product in a particular country, there is both (A) no Valid Claim of any Transferred Patent covering the composition of matter of such Product in such country and (B) no Regulatory Exclusivity in respect of such Product in such country, the applicable royalty rate contemplated by Section 2.09(a) shall be reduced by [***] of the otherwise applicable royalty rate;

(ii)    if at any time during the Royalty Term for a given Product in a particular country, there is no Valid Claim of any Transferred Patent covering the composition of matter of such Product in such country but there is Regulatory Exclusivity in respect of such Product in such country, the applicable royalty rate contemplated by Section 2.09(a) shall be reduced by [***] of the otherwise applicable royalty rate; and

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iii)    Purchaser will have the right to reduce the royalties payable to Seller pursuant to Section 2.09(a) by an amount equal to [***] of any royalty payments paid by Purchaser or its Affiliates or its licensees or sublicensees of rights to any Product to any Third Party to license any Patent Rights that are necessary to develop, manufacture, use, sell or otherwise commercialize the Products.

(c)    Minimum Floor. In no event will any reductions under Section 2.09(b)(i), Section 2.09(b)(ii) and Section 2.09(b)(iii) for any Product in any given Calendar Quarter during the Royalty Term reduce (x) the royalty rate during such period to an amount that is less than the applicable royalty rate floor set forth in the table included in Section 2.09(a), or (y) the Royalty Payments due by Purchaser by more than [***] of the amount that otherwise would have been due and payable to Seller in such Calendar Quarter for such Product but for the reductions set forth in Section 2.09(b)(i), Section 2.09(b)(ii) and Section 2.09(b)(iii).

Section 2.10    Audits. Upon the written request of Seller, Purchaser and/or its Affiliates as applicable, shall permit an independent certified public accounting firm of nationally recognized standing selected by Seller and reasonably acceptable to Purchaser, to have access during normal business hours to such of the records of Purchaser as may be reasonably necessary for the sole purpose of verifying the basis and accuracy of payments made and other obligations under Section 2.07, Section 2.08 and Section 2.09. Seller shall treat all financial information subject to review under this Section 2.10 in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Purchaser obligating it to retain all such information in confidence pursuant to such confidentiality agreement. [***] The result of the audit shall, in the absence of manifest error, be final and binding on the Parties.

Section 2.11    Allocation of Purchase Price. Within [***] days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement allocating the purchase price (including the assumed liabilities) for Tax purposes, as finally determined in accordance with this Section 2.11. The Parties covenant and agree (a) to report for Tax purposes the allocation of the purchase price (including assumed liabilities) among the Purchased Assets in a manner entirely consistent with such allocation, (b) that the Parties will cooperate with each other in connection with the preparation, execution and filing of all Tax Returns related to such allocation and will take no position inconsistent with such allocation in the filing of any Tax Return, except upon a final determination by an applicable Taxing Authority and (c) that the Parties will use commercially reasonable efforts to advise each other regarding the existence of any Tax audit, controversy or litigation related to such allocation.

Section 2.12    Transfer Taxes.

(a)    All Transfer Taxes payable in connection with the transfer of the Purchased Assets to Purchaser under this Agreement and the Transactions shall be borne

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

and paid solely by [***] when due in compliance with applicable Transfer Tax Laws; provided that, if [***] determines that it is required by applicable Law to pay any Transfer Taxes, then [***] shall pay such Transfer Taxes, and [***] shall, subject to receipt of satisfactory evidence of payment thereof, promptly reimburse [***] in U.S. Dollars.

(b)    Purchaser and Seller shall cooperate in making and timely filing all Tax Returns as may be required to comply with the provisions of applicable Transfer Tax Laws.

Section 2.13    Risk of Loss; Casualty and Condemnation. Prior to the Closing, any loss or damage to the Purchased Assets from fire, casualty or otherwise shall be the sole responsibility of Seller. At the Closing, title to the Purchased Assets will be transferred to Purchaser and Purchaser will thereafter bear any risk of such loss or damage.

Section 2.14    Certain Costs. All costs and fees associated with (a) removing and moving any Purchased Asset to a location designated in writing by Purchaser and (b) transferring to Purchaser or one of its Affiliates the Transferred Patents and the Transferred Governmental Authorizations conveyed to Purchaser hereunder shall be borne and paid [***]; provided that if any such amount shall be incurred by Seller or Purchaser, the other Party shall, subject to receipt of satisfactory evidence of the payment thereof, promptly reimburse the other Party for the amount of such costs and expenses.

Section 2.15    Withholding. Purchaser shall be entitled to deduct and withhold from any amounts otherwise payable to Seller under this Agreement such amounts as Purchaser, in its reasonable judgment, determines must be deducted and withheld with respect to the making of such payment under the Code, or any applicable provisions of U.S. federal, state, or local or foreign Tax Law; provided, that prior to withholding, Purchaser shall use commercially reasonable efforts to provide prior notice to Seller to allow Seller an opportunity to provide the appropriate withholding certificate to prevent or minimize such withholding. Such amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to Seller in respect of which such deduction and withholding was made by Purchaser.

ARTICLE III.

CLOSING

Section 3.01    Closing.

(a)    The Closing shall take place no later than three (3) Business Days after the satisfaction or waiver of the conditions precedent to Closing specified in ARTICLE VII (other than those conditions that, by their nature, cannot be satisfied until the Closing Date) at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston St., Boston, Massachusetts (including any Persons connected by remote access to the Closing) or at such time and place as the Parties may mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.” The Closing shall be deemed to occur and be effective as of 5 p.m. Boston time on the Closing Date.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)    At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the instruments and documents set forth on Exhibit A.

(c)    At the Closing, Purchaser shall deliver to Seller (i) the Upfront Payment, by wire transfer in accordance with Section 2.06 and (ii) the instruments and documents set forth on Exhibit B.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF SELLER

As of the Effective Date, Seller hereby represents and warrants to Purchaser as follows:

Section 4.01    Organization. Seller is an unlimited liability company duly organized, validly existing and in good standing under the Laws of Ireland. Each Divesting Entity is duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization. Seller and each Divesting Entity is authorized to do business under the Laws of all jurisdictions in which it is required to be so authorized, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.02    Authority; Binding Effect.

(a)    Seller and each Divesting Entity has all requisite corporate, limited liability company or other similar organizational power and authority to own and operate its properties and assets and to carry on its business as it is now being conducted and as it is related to the Purchased Assets. Seller has all requisite corporate, limited liability company or other similar organizational power and authority to execute and deliver this Agreement, and to carry out, or to cause to be carried out, the Transactions. The execution and delivery by Seller of this Agreement, and the performance by Seller and each Divesting Entity of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action on the part of Seller and such Divesting Entity.

(b)    This Agreement has been duly executed and delivered by Seller and, assuming the valid execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

Section 4.03    Non-Contravention. The execution, delivery and performance of this Agreement by Seller, and the consummation of the Transactions, do not and will not (a) violate any provision of the certificate of incorporation or bylaws of Seller and the comparable organizational documents of any Divesting Entity; (b) subject to obtaining the consents set forth in Schedule 4.03, materially conflict with, or result in the breach of, constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Seller or any Divesting Entity under any Transferred Contract; (c) assuming compliance with the matters set forth in Section 4.04 and Section 5.03, violate or result in a breach of, or constitute a default under any Law or other restriction of any Governmental Authority to which the Purchased Assets, Seller or any Divesting Entity is subject; or (d) result in the creation of any Liens (other than Permitted Liens) upon the Purchased Assets, except, with respect to clauses (b) and (c), for any violations, breaches, conflicts, defaults, losses, Liens, terminations, cancellations or accelerations that would not, individually or in the aggregate, reasonably be expected to be material to the Purchased Assets.

Section 4.04    Governmental Authorization. Except as set forth on Schedule 4.04, and other than the Transfer Letters to FDA, comparable documents required to transfer all other Transferred Governmental Authorizations and the Patent Assignment, the execution and delivery of this Agreement by Seller, and the consummation of the Transactions, do not require any consent or approval of, or any notice to or other filing with, any Governmental Authority, except for consents, approvals, notices and filings the failure of which to obtain would not, individually or in the aggregate, be material to the Purchased Assets.

Section 4.05    No Litigation. There are no Actions pending or, to the Knowledge of Seller, threatened in writing against Seller or any Divesting Entity with respect to the Purchased Assets. This Section 4.05 does not relate to intellectual property, which is the subject of Section 4.08.

Section 4.06    Compliance with Laws.

(a)    Seller and each Divesting Entity is and has been in compliance in all material respects with all Laws applicable to the ownership of the Purchased Assets; and

(b)    Seller and each Divesting Entity possesses, and is and has been in compliance in all material respects with, all Governmental Authorizations necessary for the conduct of its business as it is currently conducted in respect of ALXN1101 and the other Purchased Assets.

(c)    Seller and each Divesting Entity has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Governmental Authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

Section 4.07    Contracts.

(a)    Schedule 4.07 sets forth each Transferred Contract that is or contains:

(i)    a covenant by Seller, any Divesting Entities or any of their Affiliates not to compete or other covenant restricting the research, development, product design, manufacturing, production, distribution, marketing, sale, commercialization or other similar activities relating to the ALXN1101 Molecule or any Product that materially impairs such activities as the Business is currently conducted;

(ii)    (A) a continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) or (B) a management, service, consulting or other similar type of Contract (other than contracts for services in the ordinary course of business), in any such case which has an aggregate future liability to any person in excess of [***] and is not terminable by Seller, any Divesting Entities or any of their Affiliates, as applicable, by notice of not more than [***] days for a cost of less than [***];

(iii)    any (A) Contract pursuant to which (1) Seller, any of the Divesting Entities or any of their Affiliates is granted by any other person any license or other right to use, or a covenant not to sue with respect to, or is assigned by any person, any Intellectual Property that relates to the ALXN1101 Molecule, any Product, or otherwise relates to the Business (other than shrink wrap agreements for off-the-shelf software with a replacement cost and/or annual license fees of less than [***]), (2) Seller, any of the Divesting Entities or any of their Affiliates grants to any other person, any license or other right to use, or a covenant not to sue with respect to, or assigns to any person, any Intellectual Property that relates to the ALXN1101 Molecule, any Product, or otherwise to the Business, or (3) any research or pre-clinical or clinical development activities are conducted with respect to the ALXN1101 Molecule, a Product or any Transferred Intellectual Property, and (B) any other agreement (including any option) relating in whole or in part to any Transferred Intellectual Property;

(iv)    any arrangement, agreement or other Contract with any academic institution, research center or Governmental Authority (or any person working for or on behalf of any of the foregoing) that relates to the ALXN1101 Molecule, any Product, the Business or any Purchased Assets, including for the development or other creation of any Transferred Intellectual Property; or

(v)    any other agreement, contract, lease, license, commitment or instrument to which Seller, any of the Divesting Entities or any of their Affiliates is a party and by or to which the Business, the ALXN1101 Molecule, any Product or any of the Purchased Assets is bound or subject which has an aggregate future liability to any person in excess of [***] and is not terminable by Seller, such Divesting Entity or such Affiliate, as applicable, by notice of not more than [***] days for a cost of less than [***].

(b)    Seller has made available to Purchaser true and complete copies of all Transferred Contracts. (a) Each Transferred Contract is valid and binding on Seller or the Divesting Entity that is a party thereto and, to the Knowledge of Seller, the other party thereto, and is in full force and effect in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), and (b) neither Seller nor any Divesting Entity or, to the Knowledge of Seller, any other party thereto is in material breach of, or material default under, any Transferred Contract, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute a material breach or material default thereunder.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 4.08    Intellectual Property.

(a)    Schedule 4.08(a) sets forth a complete and accurate list of all (i) Patent Rights, (ii) active Trademark registrations and applications for registration of any Trademarks, and (iii) active registered Copyrights, in each case included in the Transferred Intellectual Property, and specifies as to each such item: (A) the current owner(s) (including any co-owner) thereof (and, if the owner is not Seller or one of the Divesting Entities, the corresponding license agreement pursuant to which Seller and/or any of the Divesting Entities has the right to use such Intellectual Property), (B) the jurisdiction of each application and/or registration or issuance, (C) the issuance, serial, application and/or registration number, and (D) the date of issuance, application or registration (collectively, the “Scheduled Intellectual Property”). The Scheduled Intellectual Property is subsisting and in full force and effect, and all required actions and payments in respect of the Scheduled Intellectual Property have been taken or made in a timely manner (including, as applicable, with respect to the payment of filing, examination and maintenance fees, proofs of working or use, disclosure requirements, timely post-registration filing of affidavits of use and incontestability and renewal applications) and no filings, responses or other actions are required to be taken, and no renewal, maintenance or other fees are due, during the ninety (90) day period following the Closing Date.

(b)    As of the Effective Date, to there is no objection or claim being asserted by any Person or threatened in writing, with respect to the ownership, validity, enforceability or use of any of the Transferred Intellectual Property (including any opposition, cancellation, interference, reissue, reexamination or other similar proceeding).

(c)    On the Effective Date, Seller or one or more of the Divesting Entities is and, at the Closing, Seller or one or more of the Divesting Entities will be, the sole and exclusive owner of all right, title and interest in and to, or the holder of a valid and enforceable right or license pursuant to a written license agreement set forth in Schedule 4.07(a)(iii)(A)(1), the Transferred Intellectual Property, free and clear of all Liens, including any royalty payment or other obligations or contractual limitations (other than pursuant to the terms of any agreement set forth in Schedule 4.08(c)). The consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights of Seller or such Divesting Entities in or to any of the Transferred Intellectual Property (including not causing any supplemental payments of any kind to be due to any Person as a result of the Closing ), and the Transferred Intellectual Property shall be solely and exclusively owned or available for use by Purchaser immediately after the Closing on terms and conditions identical to those under which Seller or such Divesting Entities owned and/or used the Transferred Intellectual Property immediately prior to the Closing.

(d)    Neither Seller nor any of the Divesting Entities nor any of their Affiliates owns or otherwise possesses, any right, title or interest in or to any Patent Rights or other Intellectual Property that relate to the ALXN1101 Molecule or any Products, including any that relates to the exercise of any Transferred Patents, or that would be necessary for the research, development, use, manufacture, commercialization and/or other exploitation of the ALXN1101 Molecule or any Products, and not included in the Purchased Assets.

(e)    (i) There have been no claims asserted since [***], and, as of the Effective Date, there are no claims pending or threatened, by Seller or any of the Divesting Entities or any of their Affiliates against any Person, and (ii) neither Seller nor any of the Divesting Entities nor any of their Affiliates has sent since [***] any written notice to any Person, in each case of (i) and (ii) regarding any actual or potential infringement, dilution, misappropriation or other unauthorized use of any Transferred Intellectual Property by such Person. To the Knowledge of Seller, no Person has infringed, misappropriated or otherwise violated any Transferred Intellectual Property.

(f)    To the Knowledge of Seller, the conduct of the Business, including the research, development, manufacture and commercialization of ALXN1101 Molecule or Products by or on behalf of Seller, the Divesting Entities, or their Affiliates or licensees, has not infringed, misappropriated or otherwise violated, and will not constitute an infringement, misappropriation or otherwise violation of the Intellectual Property rights of any other Person. (i) There have been no adverse Third Party actions or claims against Seller or any of the Divesting Entities or any of their Affiliates by any Person in any court, arbitration or by or before any Governmental Authority since [***], and, as of the Effective Date, no such actions or claims are pending or, to the Knowledge of Seller, threatened against Seller or any of the Divesting Entities or any of their Affiliates, and (ii) neither Seller nor any of the Divesting Entities nor any of their Affiliates has received written notice of any such actions or claims, in each case of (i) and (ii), alleging that the development, manufacture, marketing or sale of the ALXN1101 Molecule or any Products infringes, misappropriates or otherwise violates, the Intellectual Property rights of any other Person.

(g)    No Transferred Intellectual Property is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling, or any Contract, restricting or otherwise limiting the use, ownership, validity, enforceability, disposition or exploitation thereof.

(h)    To the Knowledge of Seller, no funding, Intellectual Property, facilities, personnel or other resources of any Governmental Authority or university or other academic institution or research center or of any other person has been used in connection with the conception, invention, reduction to practice, development or other creation of any Intellectual Property relating to the ALXN1101 Molecule or Products or otherwise included in the Transferred Intellectual Property, except for any such funding or use of Intellectual Property, facilities, personnel or other resources that has not resulted and would not result in such Governmental Authority or university or other academic institution or research center obtaining ownership rights or any other similar right, title or interest (including any “march in” rights) in or to any Intellectual Property relating to the ALXN1101 Molecule or Products or otherwise included in the Transferred Intellectual Property (including any claim or option to any of the foregoing).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(i)    Seller and the Divesting Entities have taken commercially reasonable steps to protect, maintain and enforce all Transferred Intellectual Property, including the secrecy, confidentiality and value of trade secrets and other confidential information included in the Purchased Assets. Seller and each of the Divesting Entities have required each of its current and former employees, consultants and independent contractors to enter into valid and enforceable agreements with Seller or such Divesting Entity pursuant to which such person or entity agreed to maintain and protect the confidential information of Seller or such Divesting Entity and made an assignment to Seller or such Divesting Entity of a present grant of ownership in all Intellectual Property authored, developed or otherwise created by such person or entity in the course of its employment or other engagement with Seller or such Divesting Entity.

(j)    Seller and the Divesting Entities are and have been in compliance with (i) all applicable Laws relating to the privacy of patient medical records and all other personal information and data, including with respect to the collection, storage, use, sharing, transfer, disposition, protection and processing thereof (including in connection with any clinical trials conducted with respect to the ALXN1101 Molecule or any Product), and (ii) all privacy policies and other related policies, programs and other notices of Seller or any of the Divesting Entities relating to the privacy of patient medical records and all other personal information and data, in each case to the extent applicable to the Business or the Purchased Assets. Neither Seller nor any of the Divesting Entities has been subject to any security breaches with respect to any personal information or data, and there have not been any complaints, notices, audits, proceedings, investigations or claims conducted or asserted by any other Person (including any Governmental Authority) regarding any collection or use of any patient medical records or other personal information or data by or on behalf of Seller or any of the Divesting Entities in connection with the ALXN1101 Molecule, any Products or the conduct of the Business (including in connection with any clinical trials conducted with respect to the ALXN1101 Molecule or any Product) or any violation of applicable Laws, and neither Seller nor any of the Divesting Entities has received any notices, correspondence or other communications from any Person alleging any of the foregoing, and to the Knowledge of Seller, there is no reasonable basis for the same and no such claim has been threatened or is currently pending.

Section 4.09    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Seller or any of the Divesting Entities.

Section 4.10    Purchased Assets.

(a)    Seller and the Divesting Entities are the sole owners of the Purchased Assets. Seller and the Divesting Entities have good and valid title to all the Purchased Assets free and clear of all Liens, except for Permitted Liens. This Section 4.10(a) does not relate to intellectual property, which is the subject of Section 4.08.

(b)    The Purchased Assets constitute all of the assets, rights or properties (tangible or intangible) owned or controlled by, or in the possession of, Seller, the Divesting Entities or their respective Affiliates that are exclusively related to or necessary for the Business, other than those assets set forth on Schedule 4.10(b) or any Contract that Purchaser elects to remove from Schedule 2.01(i)(b) in accordance with Section 6.15. This Section 4.10(b) does not relate to intellectual property, which is the subject of Section 4.08.

Section 4.11    Inventories. All finished goods included in the Inventories as of such date consist in all material respects of inventory of a quality sufficient for use in the ordinary course of the business, including being manufactured in all material respects with current Good Manufacturing Practice (cGMP) requirements for the Products.

Section 4.12    Tax Representations.

(a)    Seller and each of the Divesting Entities has timely filed all material Tax Returns with respect to the Purchased Assets which are required to be filed under applicable Law, and all such Tax Returns are true, correct and complete in all material respects.

(b)    All Taxes due and payable by Seller and the Divesting Entities with respect to the Purchased Assets, whether or not shown or required to be shown on any Tax Return, have been timely paid to the appropriate Taxing Authority and no Taxes are delinquent.

(c)    There are no Liens for Taxes upon any of the Purchased Assets, other than Permitted Liens.

(d)    No deficiency for any amount of Tax in respect of the Purchased Assets has been asserted, written or orally, or assessed by a Taxing Authority against Seller or any of the Divesting Entities, and neither Seller nor any of the Divesting Entities reasonably expects that any such assertion or assessment of Tax liability will be made.

(e)    There is no Action or any notice of inquiry of any of the foregoing pending against or with respect to Seller or any of the Divesting Entities regarding Taxes in respect of the Purchased Assets and, to the Knowledge of Seller, no Action or audit has been threatened against or with respect to Seller or any of the Divesting Entities regarding Taxes in respect of the Purchased Assets.

(f)    No claim has ever been made by a Taxing Authority in a jurisdiction where Seller or any of the Divesting Entities does not file Tax Returns that Seller or any of the Divesting Entities is or may be subject to taxation by that jurisdiction or may be required to file a Tax Return in that jurisdiction.

(g)    Neither Seller nor any of the Divesting Entities has any obligation for Taxes pursuant to any Contract that Purchaser is assuming as a result of the Transactions. None of the Contracts that are included in Purchased Assets is treated as a partnership or other entity for any applicable Tax purposes.

Section 4.13    Regulatory Matters.

(a)    The ALXN1101 Molecule has been and is being developed, manufactured, packaged, labeled, stored, tested and distributed by Seller in material compliance with all applicable requirements under the Federal Food, Drug and Cosmetic Act, Public Health Service Act and their implementing regulations and all comparable state, local and foreign Laws.

(b)    Except as set forth on Schedule 4.13(b), all nonclinical studies conducted by or on behalf of Seller and intended to be submitted in support of any Regulatory Approval of the ALXN1101 Molecule have been, and are being, conducted in material compliance with the requirements of Good Laboratory Practice as contained in 21 C.F.R. Part 58 and comparable foreign requirements, as applicable.

(c)    All manufacturing operations conducted in respect of the production of clinical quantities of the ALXN1101 Molecule have been and are being conducted in material compliance with current Good Manufacturing Practices, as promulgated by the FDA under the Federal Food, Drug, and Cosmetic Act, as amended, 21 C.F.R. Parts 210 and 211, 21 C.F.R. Parts 600-610 and any successor legislation and/or regulations, and comparable foreign Laws, as applicable.

(d)    All clinical trials conducted by or on behalf of Seller in connection with the ALXN1101 Molecule have been, and are being, conducted in material compliance with the applicable requirements of Good Clinical Practice, Informed Consent, and all other applicable requirements relating to protection of human subjects specifically contained in 21 C.F.R. Parts 312, 50, 54, 56, and 11 and all applicable Laws, including all comparable foreign Laws.

(e)    Seller has an investigational new drug application in effect with the FDA and, as required by applicable Laws, similar foreign Governmental Authorizations in effect with applicable foreign Governmental Authorities for the ALXN1101 Molecule manufactured by synthetic means and not in recombinant form, and has conducted its clinical trial activities in connection with the ALXN1101 Molecule in accordance with such investigational new drug application and similar foreign authorizations or any amendment or supplement thereto. No clinical trials conducted by or on behalf of Seller in connection with the ALXN1101 Molecule is, or has been, subject to any clinical hold or suspension.

(f)    Seller has not used in any capacity the services of any Person debarred under section 306 of the Federal Food, Drug, and Cosmetic Act or any similar state or foreign Law in connection with any work performed or to be performed on the ALXN1101 Molecule.

(g)    There has not been, nor, to the Knowledge of Seller, is there currently under consideration by Seller or any Governmental Authority, any recall, market withdrawal, safety alert, “Dear Doctor” letter, public health notification or other safety communication in respect of the ALXN1101 Molecule, except for such instance which would not have a Material Adverse Effect.

(h)    Except for ordinary course inquires, Seller has not received, with respect to the ALXN1101 Molecule, any notice or communication from the FDA or any comparable state, local or foreign Governmental Authority alleging noncompliance with any applicable Laws, except for such instances which would not have a Material Adverse Effect, and Seller is not subject to any enforcement proceedings by the FDA or any comparable state, local or foreign Governmental Authority and, to the Knowledge of Seller, no such proceedings have been threatened.

(i)    The product registration files and dossiers of Seller in respect of the ALXN1101 Molecule have been maintained in accordance with all applicable Laws and guidance documents in all material respects.

Section 4.14    Disclosure. Seller has made available to Purchaser true and complete copies of all documents requested by Purchaser or listed in the Schedules to this Agreement (including any attachment thereto, such that the contents of such copies comprise the entire agreement between the parties thereto) or in any other Exhibit or Schedule called for by this Agreement.

Section 4.15    Exclusivity of Representations. The representations and warranties made by Seller in this ARTICLE IV and in any certificate, instrument or other document required to be delivered pursuant to this Agreement by Seller or any of the Divesting Entities are the exclusive representations and warranties made by Seller with respect to Seller and the Divesting Entities, including the ALXN1101 Molecule and the Purchased Assets. Seller hereby disclaims any other express or implied representations or warranties with respect to itself or any of the Divesting Entities, including the ALXN1101 Molecule and the Purchased Assets. It is understood that any other materials made available to Purchaser or its Affiliates do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of Seller, the Divesting Entities or their respective Affiliates.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of the Effective Date, Purchaser hereby represents and warrants to Seller as follows:

Section 5.01    Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser is authorized to do business under the Laws of all jurisdictions in which it is required to be so authorized, except as would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 5.02    Authority; Binding Effect.

(a)    Purchaser has all requisite power and authority to own and operate its properties and assets, to carry on its business as it is now being conducted and to execute and deliver this Agreement, and to carry out or cause to be carried out, the Transactions.

The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action on the part of Purchaser, including resolutions duly adopted and not subsequently rescinded or modified in any way by the Board of Directors of Purchaser (i) resolving that this Agreement, and the Transactions, are in the best interests of Purchaser and its shareholders and (ii) approving the execution, delivery and performance of this Agreement by Purchaser. No approval of Purchaser’s equity interest holders is necessary for Purchaser to execute and deliver this Agreement or perform the Transactions.

(b) This Agreement has been duly executed and delivered by Purchaser and, assuming the valid execution and delivery by Seller, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

Section 5.03    Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the Transactions, do not and will not (a) violate any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser; (b) conflict with, or result in a breach of, constitute a default under or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Purchaser or any of its Affiliates under, or to a loss of any benefit to which Purchaser or any of its Affiliates is entitled under, any agreement, lease of real estate or license of intellectual property to which Purchaser or any of its Affiliates is a party or to which its properties or assets are subject; or (c) assuming compliance with the matters set forth in Section 4.04 and Section 5.03, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which Purchaser is subject, except, with respect to clauses (b) and (c), for any violations, breaches, defaults, conflicts, losses, Liens, terminations, cancellations or accelerations except as would not reasonably be expected to be material to Purchaser’s ability to consummate the Transactions and to perform its obligations hereunder.

Section 5.04    Governmental Authorization. The execution and delivery of this Agreement by Purchaser, and the consummation of the Transactions, do not require any consent or approval of, or any notice to or other filing with, any Governmental Authority, except for consents, approvals, notices and filings the failure of which to obtain or make would not, reasonably be expected to be material to Purchaser’s ability to consummate the Transactions and to perform its obligations hereunder.

Section 5.05    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

Section 5.06    Financial Capability. Purchaser has, or has access to, sufficient cash to pay the Upfront Payment on the terms and conditions contemplated by this Agreement and to pay its fees and expenses related hereto, and, following the Closing, Purchaser will be able to satisfy its Liabilities as they become due.

Section 5.07    Solvency. As of the Effective Date, after giving effect to all of the Transactions contemplated by this Agreement, including without limitation the payment of the Upfront Payment, and assuming for these purposes the satisfaction of the conditions set forth in Section 7.01, as of the Effective Date the Purchaser shall be Solvent. For the purposes of this Section 5.07, the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

Section 5.08    Exclusivity of Representations. The representations and warranties made by Purchaser in this ARTICLE V and in any certificate, instrument or other document required to be delivered pursuant to this Agreement by the Purchaser, are the exclusive representations and warranties made by Purchaser with respect to the Transaction. It is understood that any other materials made available to Seller or its Affiliates do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of the Purchaser.

ARTICLE VI.

COVENANTS

Section 6.01    Conduct of Business.

(a)    From the Effective Date to the Closing Date, except as otherwise permitted by this Agreement or consented to by Purchaser in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall use (and to cause each Divesting Entity to use) reasonable best efforts to:

(i)    maintain the condition of the Purchased Assets;

(ii)    with respect to Transferred Patents that are not subject to the Transferred Contracts, maintain in effect all Transferred Patents and applications and registrations included in the Transferred Patents, and maintain in effect all registrations and applications for all other registered Intellectual Property constituting the Transferred Intellectual Property; and

(iii)    perform its obligations in all material respects under the Transferred Contracts.

(b)    Seller shall not (and shall cause each Divesting Entity not to) without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed):

(i)    enter into any transaction or take any action that would reasonably be expected to result in any of Seller’s representations and warranties in this Agreement or in any of the documents required to be delivered by this Agreement (disregarding any qualification as to materiality) not being true and correct in all material respects;

(ii)    commence any Action with respect to the Purchased Assets;

(iii)    pledge, sell, lease, transfer, license, assign or otherwise make subject to a Lien (other than any Permitted Liens) any interest in any Purchased Asset;

(iv)    waive any material claims or rights of material value that relate exclusively to the Purchased Assets;

(v)    transfer, assign, grant any license or sublicense, or otherwise dispose of any rights under or with respect to any Transferred Intellectual Property;

(vi)    terminate, modify or amend in any material respect any Transferred Contract or Transferred Governmental Authorization;

(vii)    enter into any Contract related to the Business or any of the Purchased Assets, or enter into any Contract regarding any clinical trial not ongoing as of the date of this Agreement;

(viii)    make, or amend, any filings with the FDA, the EMA or any other Governmental Authority performing functions similar to those performed by the FDA, the EMA or such other Governmental Authority related to the Business or any of the Purchased Assets;

(ix)    settle any claims, actions, arbitrations, disputes or other proceedings affecting the Purchased Assets or the Business; or

(x)    agree, whether in writing or otherwise, to do any of the foregoing.

(c)    Notwithstanding the foregoing, nothing herein prevents Seller or any of its Affiliates from taking actions, including (i) contributions, transfers, assignments and acceptances of assets and liabilities; (ii) the repayment of indebtedness and the extinguishment of Liens; and (iii) the cancellation of any intercompany contracts and any other agreements that will not constitute Transferred Contracts, in each case in order to facilitate the consummation of the Transactions.

Section 6.02    Condition of the Purchased Assets.

(a)    In light of such inspections and investigations, and the representations and warranties expressly made to Purchaser by Seller in this Agreement and the certificates and other documents delivered pursuant hereto, PURCHASER AGREES THAT THE REPRESENTATIONS AND WARRANTIES GIVEN HEREIN BY SELLER ARE IN LIEU OF, AND PURCHASER HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES THAT MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAWS, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(b)    Except in the event of Fraud, any claims Purchaser may have for breach of representation or warranty will be based solely on the representations and warranties of Seller or the Divesting Entities expressly set forth in this Agreement and the certificates and other documents delivered pursuant hereto or thereto.

(c)    Except in the event of Fraud, Purchaser further acknowledges and agrees that neither Seller, its Affiliate, nor any other Person, has made any representation, warranty or statement, express or implied, regarding Seller, any of the Divesting Entities, the Purchased Assets or the Assumed Liabilities not expressly set forth in this Agreement or the certificates or other documents delivered pursuant hereto or thereto upon which Purchaser has relied, and neither Seller nor any of its Affiliates or any other Person will have, or be subject to, any liability to Purchaser or any other Person resulting from the distribution to Purchaser or its Representatives, or Purchaser’s use of, any such information, including confidential memoranda distributed by or on behalf of Seller or any Divesting Entity relating to the ALXN1101 Molecule, the Purchased Assets or the Assumed Liabilities or any other publication, document or information provided in the Data Room or otherwise provided to Purchaser prior to the Closing Date.

(d)    Without limiting the representations and warranties of the Seller in ARTICLE IV, Purchaser acknowledges and agrees that (i) it may have received from Seller various forward-looking statements (including estimates, assumptions, projections, forecasts and plans) regarding the ALXN1101 Molecule and the Purchased Assets (collectively, the “Forward-Looking Statements”) in connection with Purchaser’s investigation of the Purchased Assets; (ii) there are uncertainties inherent in attempting to make such Forward-Looking Statements; (iii) Purchaser is familiar with such uncertainties; (iv) Purchaser has made its own investigation, examination and valuation of the Purchased Assets, and has employed outside professionals to assist with such investigation, examination and valuation; (v) Purchaser is not relying on any Forward-Looking Statement in any manner whatsoever; and (vi) Purchaser has no claim against Seller or any of its Affiliates with respect to the foregoing. Without limiting the representations and warranties of the Seller in ARTICLE IV, Purchaser further acknowledges and agrees that Seller makes no representation or warranty hereunder with respect to (A) the reasonableness of the assumptions underlying any Forward-Looking Statement; or (B) any Forward-Looking Statement made in any materials in the Data Room, any supplemental due diligence information provided or made available to Purchaser, any of Purchaser’s discussions with management regarding the ALXN1101 Molecule or the Purchased Assets, any negotiations leading to this Agreement, or any other circumstance.

Section 6.03    Publicity. No Party to this Agreement shall originate any publicity, news release or other public announcement, written or oral, whether relating to this Agreement or the existence of any arrangement between the Parties, without the prior written consent of the other Party (whether such other Party is named in such publicity, news release or other public announcement or not), except where such publicity, news release or other public announcement is required by Law or any listing or trading agreement concerning its publicly traded securities, provided that, in such event, the Party issuing the same shall still be required to consult with the other Party (whether such other Party is named in such publicity, news release or public announcement or not) at a reasonable time prior to its release to allow the other Party to comment thereon and, after its release, shall provide the other Party with a copy thereof. If Purchaser, based on the advice of its counsel, determines that this Agreement must be filed with the United States Securities and Exchange Commission (“SEC”) or any other similar Governmental Authority, then Purchaser, prior to making any such filing, shall provide Seller and its counsel with a redacted version of this Agreement which it intends to file and any draft correspondence with the SEC requesting the confidential treatment by the SEC of those redacted sections of the Agreement, and will give due consideration to any comments provided by Seller or its counsel and use commercially reasonable efforts to ensure the confidential treatment by the SEC of those sections specified by Seller or its counsel.

Section 6.04    Books and Records; Regulatory Information. Seller shall use commercially reasonable efforts to transfer to Purchaser on the Closing Date (or as soon as reasonably practicable after the Closing Date) the Transferred Books and Records and Regulatory Information in the possession or under the control of Seller and its Affiliates. Seller may transfer copies or originals of the Transferred Books and Records and Regulatory Information at its election.

Section 6.05    Further Assurances; Transition Plan.

(a)    From time to time after the Closing, and for no further consideration (other than reimbursement for expenses incurred in packing or shipping any Purchased Asset), each of the Parties shall, and shall cause its Affiliates to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other commercially reasonable actions as may reasonably be requested to more effectively assign, convey or transfer to or vest in: (a) Purchaser and its designated Affiliates, all rights, title and interests in, to and under the Purchased Assets and the Assumed Liabilities contemplated by this Agreement to be transferred or assumed at the Closing and (b) Seller, any rights, title or interests in, to or under any Excluded Asset that may have been transferred to Purchaser at Closing; provided that the foregoing obligations with respect to the transfer to Purchaser of the Transferred Patents shall terminate [***] months after the Closing Date. Purchaser agrees that, following the Closing, it shall prepare any such additional instruments or documents necessary to assign, convey or transfer the Transferred Patents and the Transferred Governmental Authorizations [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) From time to time after the Closing and through December 31, 2018, and for no additional consideration, Seller shall provide or cause to be provided, access to qualified personnel from Seller or any of its Affiliates familiar with the Business and make such personnel available at Purchaser’s reasonable advance request to meet and participate in telephone conference calls with personnel from Purchaser or Purchaser’s designee at such times, and in the case of in-person meetings, at such venues, to be agreed upon by the Parties, as reasonably requested by Purchaser. From time to time after the Closing and through December 31, 2018, Seller shall use commercially reasonable efforts to respond to reasonable document and other information requests related to the Purchased Assets with copies of such requested materials (or redacted portions thereof), to the extent within Seller’s possession or control; provided that Seller may restrict the foregoing access to the extent that (i) such restriction is required by applicable Law, (ii) such access or provision of information would reasonably be expected to result in a violation of confidentiality obligations to a third party, (iii) disclosure of any such information would result in the loss or waiver of the attorney-client privilege or (iv) such information constitutes an Excluded Asset. Notwithstanding the foregoing, personnel from Seller and its Affiliates shall not be obligated to spend more than an aggregate of [***] hours providing the services required by this Section 6.05(b) during the [***] month-period immediately following the Closing nor more than [***] hours in any subsequent [***] month-period. Seller and Purchaser shall each designate a transition manager to act as the primary contact person with respect to all matters relating to this Section 6.05. Each Party may replace its transition manager at any time upon written notice to the other Party.

(c)    Following the Closing, and for no additional consideration, Seller shall supply, or cause to be supplied, to Purchaser the inventory for use in or relating to a Product in the quantities and upon the terms set forth in Schedule 6.05(c), subject to final release of Product in Seller’s sole discretion in accordance with its quality standards. In no event shall Seller be responsible for providing Purchaser with replacement lots of Product in the event of any manufacturing failure.

(d)    No later than [***] days after the date hereof, each Party shall prepare and deliver the Transfer Letters to FDA and, following such submission to FDA, Purchaser, or its Affiliates, shall prepare and deliver comparable documents required to transfer all other Transferred Governmental Authorizations to the applicable Governmental Authorities. Until each Party executes and delivers to FDA the Transfer Letters to FDA and the ALXN1101 Molecule investigational new drug application is transferred to Purchaser, for no additional consideration, Seller shall continue to act as sponsor, as that term is defined in 21 C.F.R. § 312.3(b), and Seller shall use, and cause its Affiliates to use, commercially reasonable efforts to continue to: (i) comply with all applicable Laws; (ii) fulfill all other requirements and conditions pursuant to the ALXN1101 Molecule investigational new drug application or any amendment or supplement thereto, including but not limited to: (1) conducting and monitoring all ongoing clinical trials and studies in respect of the ALXN1101 Molecule that are being conducted by or on behalf of Seller or its Affiliates as of the Closing Date; and (2) submitting all required reports, including investigational new drug safety reports and investigational new drug annual reports; and (iii) provide the ALNX1101 Molecule for use in the United States in any compassionate

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

use or named patients access programs in which Seller or its Affiliates participate. For each of the Transferred Governmental Authorizations required to conduct clinical trials in the applicable foreign country, until the Transferred Governmental Authorization is effectively transferred to Purchaser, for no additional consideration, Seller shall continue to act as sponsor, or foreign equivalent, in that foreign country, and Seller shall use, and cause its Affiliates to use, commercially reasonable efforts to continue to: (i) comply with all applicable Laws; (ii) fulfill all other requirements and conditions pursuant to the ALXN1101 Molecule Transferred Governmental Authorization or any amendment or supplement thereto, including but not limited to: (a) maintaining the Transferred Governmental Authorization; (b) conducting and monitoring all ongoing clinical trials and studies in respect of the ALXN1101 Molecule that are being conducted by or on behalf of Seller or its Affiliates as of the Closing Date; and (c) submitting all required reports; and (iii) provide the ALNX1101 Molecule for use in the foreign country in any compassionate use or named patients access programs in which Seller or its Affiliates participate.

Section 6.06    Bulk Transfer Laws. The Parties hereby waive compliance with the provisions of applicable bulk sale or bulk transfer Laws or similar Laws that may otherwise be applicable with respect to the sale of any or all of the Purchased Asset.

Section 6.07    Non-Competition. In connection with the consideration to be paid by Purchaser to Seller hereunder and as an inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, from the Closing Date until the [***] anniversary of the Closing Date, Seller shall not, and shall cause its Affiliates not to, engage or participate (whether as an owner, operator, director, employee, officer, manager, consultant, advisor, representative or otherwise), directly or indirectly anywhere in the world in any research, development, manufacture, or commercialization of any product with a similar mechanism of action for [***] (the “Restricted Field”); provided, [***]. Subject to the foregoing, Purchaser acknowledges and agrees that: (a) [***]; and (b) [***].

Section 6.08    Insurance. As of the Closing Date, the coverage under all insurance policies of Seller and its Affiliates shall continue in force only for the benefit of the Seller and its Affiliates, and not for the benefit of Purchaser or any of its Representatives. As of the Closing Date, Purchaser agrees to arrange for its own insurance policies (to the extent such policies are obtainable) with respect to the Purchased Assets covering all periods and agrees not to seek, through any means, to benefit from any of Seller’s or its Affiliates’ insurance policies which may provide coverage for claims relating in any way to the Purchased Assets. For the avoidance of doubt, nothing contained in this Section 6.08 will adversely impact either Party’s rights to indemnification under ARTICLE VIII.

Section 6.09    Diligence. Following the Closing, Purchaser shall use, and shall cause its Affiliates and licensees to use, Commercially Reasonable Efforts to: [***]. Notwithstanding anything in this Agreement to the contrary, Seller acknowledges and agrees that notwithstanding anything in this Agreement to the contrary, (A) upon the Closing, Purchaser shall have the right to own, operate, use, license, develop and otherwise commercialize the Products, in any way that Purchaser and its Affiliates deem appropriate, in its sole discretion, (B) Purchaser has no obligation to own, operate, use, license, develop or otherwise commercialize

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

the Product, in order to maximize or expedite the Milestone Payments or the Royalty Payments, (C) Purchaser has the exclusive right to determine the terms and conditions of the development and commercialization of the Products and any and all sales of the Products, including the determination of whether or not to develop or commercialize the Products or the indications for which the Products may be developed or commercialized, (D) there is no assurance that Seller will receive any Milestone Payments or Royalty Payments, (E) Purchaser has not promised or projected any amounts to be received by Seller in respect of any Milestone Payments or Royalty Payments, and Seller has not relied on any statements or information provided by Purchaser with respect to the potential sales or value of the Product and (F) Purchaser owes no fiduciary duty to Seller, and Seller hereby expressly waives any fiduciary duty of Purchaser to Seller; provided, however, that (I) clauses (A) through (F) shall not apply to Purchaser’s obligations pursuant to Section 6.09(a) and (II) Purchaser shall not take any actions or make any operational changes with the specific intent to eliminate or otherwise minimize Net Sales or the development of any Product for the specific purposes of avoiding achievement of Milestone Events or the payment of Royalty Payments.

Section 6.10    Clinical Trials and Product Supply. From and after the Closing, Purchaser shall, or shall cause its Affiliates to continue to (a) conduct the clinical trials and studies in respect of the ALXN1101 Molecule that are being conducted by or on behalf of Seller or its Affiliates as of the Closing Date and (b) Purchaser shall, or shall cause its Affiliates, to continue to provide the ALXN1101 Molecule for use in any compassionate use or named patient access programs in which Seller or its Affiliates participate as of the Closing for as long as indicated, in the medical judgment of the treating physician, for each Person participating in such programs, in each case of subsections (a) and (b), in a manner and quantity substantially consistent with Seller’s current practice.

Section 6.11    Payments from Third Parties. In the event that, on or after the Closing Date, either Party shall receive any payments or other funds due to the other pursuant to the terms of this Agreement, then the Party receiving such funds shall promptly forward such funds to the proper Party. The Parties acknowledge and agree that there is no right of offset regarding such payments and a Party may not withhold funds received from Third Parties for the account of the other Party in the event there is a dispute regarding any other issue under this Agreement.

Section 6.12    Tax Matters.

(a)    Tax Deficiencies. Neither Seller nor any of the Divesting Entities shall permit to exist any Tax deficiencies (including penalties and interest) of any kind assessed against or relating to Seller or any of the Divesting Entities with respect to any taxable periods ending on or before, or including, the Closing Date of a character or nature that could reasonably be expected to result in Liens (other than Permitted Liens) or claims on any of the Purchased Assets or on Purchaser’s title or use of the Purchased Assets following the Closing or that would reasonably be expected to result in any claim against Purchaser.

(b)    Apportioned Taxes. Subject to Section 2.12, all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the

Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the “Apportioned Obligations”) shall be apportioned between Seller and Purchaser as of the Closing Date based on the number of days of such taxable period ending on and including the Closing Date (the “Pre-Closing Apportioned Period”) and the number of days of such taxable period beginning from the day after the Closing Date through the end of such taxable period (the “Post-Closing Apportioned Period”). Seller shall be liable for the proportionate amount of Apportioned Obligations that is attributable to the Pre-Closing Apportioned Period. Purchaser shall be liable for the proportionate amount of the Apportioned Obligations that is attributable to the Post-Closing Apportioned Period.

Section 6.13    Confidentiality. From and after the Closing Date, Seller and the Divesting Entities will, and will cause their Affiliates and Representatives to, treat and hold as confidential, and not use or disclose any nonpublic or confidential information relating to the ALXN1101 Molecule, any Products or the Purchased Assets (collectively, the “Confidential Information”) to any person (including any of their Affiliates); provided, however, that Confidential Information shall not include information which (a) is or becomes generally available to the public other than as a result of a disclosure by Seller, the Divesting Entities or their Affiliates or any Representatives of the foregoing in violation of this Section 6.13; or (b) is legally required to be disclosed in accordance with this Section 6.13. In the event that Seller or any Divesting Entity is required by request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or as otherwise required by applicable Law to disclose any Confidential Information, Seller will promptly notify Purchaser of the request so that Purchaser may seek, at its expense, an appropriate protective order or waive compliance with the provisions of this Section 6.13. If in the absence of a protective order or the receipt of a waiver hereunder Seller or any Divesting Entity is compelled to disclose any Confidential Information to any Governmental Authority, it may disclose the Confidential Information to the Governmental Authority; provided, however, that Seller or such Divesting Entity shall use its commercially reasonable efforts to obtain, at the request, and at the expense of Purchaser, an order or other assurance that confidential treatment will be afforded to such portion of the Confidential Information to be disclosed as Purchaser shall designate.

Section 6.14    Guarantee. BridgeBio guarantees irrevocably, absolutely and unconditionally and as a primary obligation that Purchaser shall fully, completely and timely pay and perform all of its obligations and discharge all its Liabilities contained in this Agreement (the “Guaranteed Obligations”). This Section 6.14 is a guaranty of payment and not of collection. There are no conditions precedent to the enforcement of this Section 6.14. The obligations of BridgeBio hereunder shall be continuing, absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any invalidity, illegality or unenforceability against Purchaser of this Agreement or any agreement executed by Purchaser pursuant to this Agreement, any change in the corporate existence structure or ownership of Purchaser, or otherwise. This Section 6.14 shall continue to be effective, or be automatically reinstated, as the case may be, if at any time performance of any of the Guaranteed Obligations is rescinded or must otherwise be restored, returned or rejected by Seller for any reason, including, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Purchaser.

Section 6.15    Transferred Contracts Schedule Updates. After the Effective Date but prior to the Closing Date, Schedule 2.01(i)(b) may be updated from time to time as follows: (i) in the event Purchaser provides notice of such at least [***] Business Days prior to the Closing Date any Contract listed on Schedule 2.01(i)(b) may be removed therefrom and (ii) in the event Purchaser and Seller shall so agree in writing any Contract not previously contained on Schedule 2.01(i)(a) may be added thereto. In the event a Contract is removed from Schedule 2.01(i)(b) pursuant to this Section 6.15, such Contract shall no longer be considered a “Transferred Contract” and shall instead be an “Excluded Asset” and all liabilities with respect thereto shall be considered “Retained Liabilities” hereunder. In the event a Contract is added to Schedule 2.01(i)(a) pursuant to this Section 6.15, such Contract shall be considered a “Transferred Contract” for all purposes hereunder. For the avoidance of doubt, notwithstanding anything else to the contrary contained herein, any update pursuant to this Section 6.15 will not be taken into account in determining the truth of any representation or warranty in Article IV hereof.

ARTICLE VII.

CLOSING CONDITIONS

Section 7.01    Conditions Precedent to Purchaser’s Obligations on the Closing Date. All of the obligations of Purchaser hereunder are subject to fulfillment, prior to or at the Closing, of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Purchaser in writing):

(a)    The representations and warranties of Seller contained in this Agreement and in any certificate delivered by them pursuant hereto, to the extent not qualified by materiality, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date and the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by them pursuant hereto, to the extent qualified by materiality, shall have been true and correct in all respects as of the date hereof and at and as of the Closing Date as if made at and as of such date.

(b)    Seller shall have performed and complied in all material respects with all of its covenants and agreements under this Agreement to be complied with and performed by Seller at or before the Closing.

(c) No Law or Judgment enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of any of the Transactions (each, a “Closing Legal Impediment”) shall be in effect; provided that Purchaser shall have used commercially reasonable efforts to prevent the occurrence or entry of any such Closing Legal Impediment and to remove or appeal as promptly as possible any such Closing Legal Impediment.

(d)    Since the Effective Date, there shall have been no events or occurrences that have resulted in a Material Adverse Effect.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(e)    Seller shall have signed and delivered, or caused one or more of its Affiliates, to sign and deliver the instruments and documents set forth on Exhibit A.

(f)    The consents set forth on Schedule 7.01(f) shall have been obtained.

(g)    The actions set forth in Section 3.01(b) shall have been completed.

Section 7.02    Conditions Precedent to Seller’s Obligations on the Closing Date. All of the obligations of Seller hereunder are subject to the fulfillment, prior to or at the Closing, of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Seller in writing):

(a)    The representations and warranties of Purchaser contained in this Agreement and in any certificate delivered by them pursuant hereto, to the extent not qualified by materiality, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date and the representations and warranties of Purchaser contained in this Agreement and in any certificate or other writing delivered by them pursuant hereto, to the extent qualified by materiality, shall have been true and correct in all respects as of the date hereof and at and as of the Closing Date as if made at and as of such date.

(b)    Purchaser shall have performed and complied in all material respects with all of its covenants and agreements under this Agreement to be complied with and performed by Purchaser at or before the Closing.

(c)    No Closing Legal Impediment shall be in effect; provided that Seller shall have used its commercially reasonable efforts to prevent the occurrence or entry of any such Closing Legal Impediment and to remove or appeal as promptly as possible any such Closing Legal Impediment.

(d)    Purchaser shall have signed and delivered, or caused one or more of its Affiliates to sign and deliver, the instruments and documents set forth on Exhibit B.

(e)    The actions set forth in Section 3.01(c) shall have been completed.

ARTICLE VIII.

INDEMNIFICATION

Section 8.01    Indemnification by Seller.

(a)    Subject to the provisions of this ARTICLE VIII, Seller agrees, from and after the Closing, to defend, indemnify and hold harmless Purchaser and its Affiliates and, if applicable, their respective directors, officers, agents, employees, successors and assigns (collectively, the “Purchaser Indemnitees”), from and against any and all Losses to the extent arising from or relating to (i) any Retained Liability; (ii) any breach by Seller or any Divesting Entity of any of its covenants or agreements contained in this Agreement; (iii) any breach of any warranty or representation of Seller or any Divesting Entity contained in this Agreement or in any other certificate or document delivered by Seller or any Divesting Entity pursuant to the Transactions or (iv) any Third Party Claim.

(b)    Purchaser shall take, and shall cause the other Purchaser Indemnitees to take, all commercially reasonable steps mitigate any Loss upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto, provided that the foregoing shall not be deemed to limit the ability of Purchaser and the other Purchaser Indemnitees to incur reasonable costs and expenses in connection therewith. For purposes of calculating or determining the amount of Losses paid, incurred or sustained by a Purchaser Indemnitee, there shall be deducted from any Losses an amount equal to any third-party insurance, indemnification or contribution payments actually received by such Purchaser Indemnitee in respect of such Losses (net of applicable costs of recovery or collection, retention, deductible, retroactive premium adjustment, reimbursement or other cost related to such insurance, indemnification or contribution arrangement in respect of Losses thereof); provided, however, that no Purchaser Indemnitee shall have any obligation to claim, seek or otherwise obtain any such insurance, indemnification or contribution proceeds to which it may be entitled, and the failure of an Purchaser Indemnitee to seek any such proceeds shall not in any way affect or modify such Purchaser Indemnitee’s rights, or the Seller’s or Divesting Entities’ obligations, under and subject to the terms of this ARTICLE VIII.

Section 8.02    Indemnification by Purchaser.

(a)    Subject to the provisions of this ARTICLE VIII, Purchaser agrees, from and after the Closing, to defend, indemnify and hold harmless Seller and its Affiliates and, if applicable, their respective directors, officers, agents, employees, successors and assigns (collectively, the “Seller Indemnitees”), from and against any and all Losses to the extent arising from or relating to (i) any Assumed Liability; (ii) any breach by Purchaser of any of its covenants or agreements contained in this Agreement; (iii) any breach of any warranty or representation of Purchaser contained in this Agreement; (iv) any event occurring on or after the Closing in connection with use, ownership, possession, operation, management, business integration, or transfer of any Purchased Asset on or after the Closing or (v) any Third Party Claim.

(b)    Seller shall take, and shall cause the other Seller Indemnitees to take, all commercially reasonable steps (including making claims under any applicable insurance policies) to mitigate any Loss upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto, provided that the foregoing shall not be deemed to limit the ability of Seller and the other Seller Indemnitees to incur reasonable costs and expenses in connection therewith. For purposes of calculating or determining the amount of Losses paid, incurred or sustained by a Seller Indemnitee, there shall be deducted from any Losses an amount equal to any third-party insurance, indemnification or contribution payments actually received by such Seller Indemnitee in respect of such Losses (net of applicable costs of recovery or collection, retention, deductible, retroactive premium adjustment, reimbursement or other cost related to such insurance, indemnification or contribution arrangement in respect of Losses thereof).

Section 8.03    Notice of Claims. Any Purchaser Indemnitee or Seller Indemnitee claiming that it has suffered or incurred any Loss for which it may be entitled to indemnification under this ARTICLE VIII (the “Indemnified Party”) shall give prompt written notice to the Party from whom indemnification is sought (the “Indemnifying Party”) of the matter, action, cause of action, claim, demand, fact or other circumstances upon which a claim for indemnification under this ARTICLE VIII (each, a “Claim”) may be based, provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder unless the Party who was entitled to receive such notice has been materially prejudiced by such failure. Such notice shall contain, with respect to each Claim, such facts and information as are then reasonably available with respect to such Claim, including a description of the Losses suffered or incurred by the Indemnified Party, the amount or estimated amount of such Losses (if known or reasonably capable of estimation) and the method of computation of such Losses, and a reference to the provisions of this Agreement or any other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss shall have occurred. If any Claim is based on any Action (in equity or at law) instituted by a Third Party with respect to which the Indemnified Party intends to claim any Loss under this ARTICLE VIII (a “Third Party Claim”), the Indemnified Party shall promptly notify (the “Third Party Claim Notice”) the Indemnifying Party of such Third Party Claim and offer to tender to the Indemnifying Party the defense of such Third Party Claim. A failure by the Indemnified Party to give written notice of any Claim or to offer to tender the defense of any Third Party Claim in a timely manner pursuant to this Section 8.03 shall not limit the obligation of the Indemnifying Party under this ARTICLE VIII, except (a) to the extent such Indemnifying Party is actually prejudiced thereby or (b) as provided in Section 8.05.

Section 8.04    Third Party Claims.

(a)    The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within [***] days of receipt of a Third Party Claim Notice from the Indemnified Party with respect to a Third Party Claim, to assume the conduct and control, at the expense of the Indemnifying Party and through counsel of its choosing that is reasonably acceptable to the Indemnified Party, of such Third Party Claim. During such [***] day period, the Indemnified Party may not compromise or settle, nor assume the defense of, any Third Party Claim for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party. The Indemnifying Party may compromise or settle any such Third Party Claim; provided that the Indemnifying Party shall give the Indemnified Party advance written notice of any proposed compromise or settlement and shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to or enter into any compromise or settlement with respect to such Third Party Claim that (i) commits the Indemnified Party to take, or to forbear to take, any action or (ii) does not provide for a full and complete written release by the applicable Third Party of the Indemnified Party. The Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of any such Third Party Claim through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne solely by the Indemnified Party. If the Indemnifying Party elects not to control or conduct the defense of a Third Party Claim, the Indemnifying Party nevertheless shall have the right to participate in the defense of

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

any Third Party Claim and, [***] to employ counsel of its own choosing for such purpose. The Parties shall cooperate in the defense of any Third Party Claim, with such cooperation to include (i) the retention and the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim and (ii) reasonable access to employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

(b)    Purchaser and Seller agree to cooperate and to cause their Affiliates to cooperate with each other to the extent reasonably required after the Closing Date in connection with any claims conducted by a Taxing Authority relating to any Taxes with respect to or in relation to any Purchased Asset for any Tax period ending on or before the Closing Date or, in the case of any Tax period that includes, but does not end on, the Closing Date, the portion of such period ending on the Closing Date (each a “Tax Contest”). Promptly (but no more than [***] days) after Purchaser or any of its Affiliates receives notice of any Tax Contest, Purchaser shall notify Seller in writing (which notice shall include copies of any notices, correspondence and any other documents received by Purchaser or its Affiliates with respect to such Tax Contest) of the Tax Contest; provided, that no failure or delay of Purchaser in providing such notice shall reduce or otherwise affect the obligations of Seller pursuant to this Agreement, except to the extent Seller is materially and adversely prejudiced as a result of such failure or delay. Notwithstanding anything to the contrary, if Seller’s Tax liability or rights to any refunds (or the liability or rights of the Seller) could be affected by the Tax Contest or if Seller could have an indemnification obligation under this Agreement, Seller shall have the sole right to conduct, control, defend, settle or compromise the defense of the Tax Contest [***] whether the Tax Contest began before or after the Closing Date; and Purchaser shall provide Seller with all necessary powers of attorney and other necessary documents and assistance to allow Seller to effectively conduct and control such defense; provided that in the case of any Claims conducted by a Taxing Authority against the Purchaser that is a Tax Contest, the Purchaser shall have the right to control the defense against such Claim except that the Seller shall have the right to participate in such defense and the Purchaser shall not settle or resolve such Claim without the consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 8.05    Expiration. If the Closing shall have occurred, all covenants, agreements, warranties and representations made herein or in any certificate or other document delivered pursuant hereto shall survive the Closing. Notwithstanding the foregoing, all representations, warranties, covenants and agreements made herein or in any certificate or other document delivered pursuant hereto, and all indemnification obligations under [***] with respect to any such representations, warranties, covenants and agreements, except [***], shall (a) in the case of any such representations or warranties by the Seller, other than the Fundamental Representations, terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof or for any misrepresentation or inaccuracy with respect thereto, shall be commenced after, the date that is [***] months after the Closing Date (the “Claims Period”), unless prior to such date a claim for indemnification with respect thereto shall have been made, with reasonable specificity, by written notice given in accordance with Section 8.03; and (b) in the case of any such covenants or agreements, terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof shall be commenced

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

after, the date that is [***] days after the last date on which such covenant or agreement is to be performed, including for such covenants and agreements in which no date is specified, unless prior to such date a claim for indemnification with respect thereto shall have been made, with reasonable specificity, by written notice given in accordance with Section 8.03. The Claims Period for Losses arising or resulting from a breach of any Fundamental Representation will commence at the Closing and continue until [***]. All representations and warranties of Purchaser in this Agreement shall expire upon the end of the Claims Period. Third Party Claims alleging the occurrence of facts or circumstances that, if true, regardless of the outcome of such defense, would entitle a Purchaser Indemnitee to indemnification pursuant to Section 8.01(a)(iii) shall survive until the date [***]. It is the express intent of the Parties that, [***]. In the event of any Fraud, with respect to any representations or warranties set forth in this Agreement, such representations and warranties shall survive the Closing and shall remain in full force and effect until the date that is [***]. If a Claim has been delivered on or prior to the end of the applicable survival period, such the subject matter of such Claim shall survive beyond the applicable survival period until such Claim has been finally resolved.

Section 8.06    Certain Limitations.

(a)    Notwithstanding the other provisions of this ARTICLE VIII, Seller shall not have any indemnification obligations for Losses under Section 8.01(a)(iii), other than with respect to Fraud or the Fundamental Representations, unless the aggregate amount of all such Losses exceeds [***], (the “Basket”) and then Seller shall be required to pay [***].

(b)    Notwithstanding the other provisions of this ARTICLE VIII, Seller shall not have any indemnification obligations for Losses under Section 8.01(a)(iii), other than with respect to Fraud or the Fundamental Representations, in excess, on a cumulative basis in respect of all such Claims, an amount equal to [***].

(c)    Except in the event of Fraud, Seller’s liability under (i) Section 8.01(a)(iii) with respect to Fundamental Representation, (ii) Section 8.01(a)(ii), and (iii) Section 8.01(a)(iv) shall not exceed, on a cumulative basis in respect of all such Claims, an amount equal to [***]. Notwithstanding anything else contained herein, Seller’s indemnification obligations with respect to [***] shall be [***].

(d)    Subject to Section 8.06(e), an Indemnified Party may assert a claim for indemnification based on or arising out of the same set of facts and circumstances under more than one provision of Section 8.01 or 8.02, as applicable, and an Indemnified Party shall not be foreclosed or limited from recovering under one or more such applicable provisions an amount of Losses that such Indemnified Party would not be entitled to recover under another applicable provision due to the application of a survival period, basket, or other limitation on such other applicable provision that differs from, or does not apply to, the first applicable provision.

(e)    Notwithstanding anything to the contrary set forth herein, no Indemnified Party shall be entitled to double recovery for any Losses based on or arising out of the same set of facts or circumstances under more than one claim for indemnification regardless of whether such facts or circumstances would give rise to multiple bases for indemnification.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(f)    The amount of any Loss for which indemnification is provided under Section 8.01 or Section 8.02 shall be net of any amounts actually recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any nonaffiliated Third Party. If the amount to be netted hereunder from any payment required under Section 8.01 or Section 8.02 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this ARTICLE VIII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this ARTICLE VIII had such determination been made at the time of such payment. The Indemnifying Party may require, as a condition to the provision of any indemnification hereunder, that the Indemnified Party execute an undertaking consistent with its obligations set forth in this Section 8.06(f). Purchaser shall promptly assign or subrogate to Seller or its designated Affiliate any claim Purchaser acquired from Seller pursuant to Section 2.01(j), to the extent such claim may reasonably mitigate any Losses that Seller is liable for pursuant to Section 8.01.

Section 8.07    Materiality. Notwithstanding anything in this Agreement to the contrary, for purposes of the parties’ indemnification obligations under this ARTICLE VIII, all of the representations and warranties set forth in this Agreement or any certificate or schedule that are qualified as to “material,” “materiality,” “material respects,” “Material Adverse Effect”, “Purchaser Material Adverse Effect”, or words of similar import or effect shall be deemed to have been made without any such qualification for purposes of determining the amount of Losses resulting from, arising out of or relating to any breach of a representation or warranty.

Section 8.08    Sole Remedy/Waiver. This ARTICLE VIII provides the exclusive means by which a Party may assert and remedy Claims, and Section 10.09 provides the exclusive means by which a Party may bring actions against the other Party with respect to Claims under this Agreement. Except as set forth in Section 10.09(c) each Party hereby waives and releases any other remedies or claims that it may have against the other Party (or any of its Affiliates) with respect to the matters arising out of or in connection with this Agreement or relating to the ALXN1101 Molecule or the Purchased Assets, except that nothing herein shall limit the liability of any Party hereto for Fraud. With respect to any Losses arising under this Agreement, the Parties agree that they shall only seek such Losses from the other Party and hereby waive the right to seek Losses from or equitable remedies, such as injunctive relief, against any Affiliate of the other Party or any director, officer or employee of thereof (or any of its Affiliates).

Section 8.09    Indemnity Payments. In the event that either Party agrees to, or is determined to have an obligation to, reimburse the other Party for Losses as provided in this ARTICLE VIII, the Indemnifying Party shall promptly pay such amount to the Indemnified Party in U.S. Dollars via wire transfer of immediately available funds to the accounts specified in writing by the Indemnified Party. Upon written notice to Seller specifying in reasonable detail the basis therefor, if Seller has not satisfied any indemnification obligation conclusively owed by it to the Purchaser Indemnitees hereunder, Purchaser may set off the amount to which Purchaser is entitled from Seller against any indemnification obligation conclusively owed by Purchaser to the Seller Indemnitees hereunder and against any Milestone Payment or Royalty Payments owed to Seller. Neither the exercise of, nor the failure to exercise such right of setoff, will constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies against Seller that may be available to Purchaser under this Agreement.

Section 8.10    Tax Treatment of Indemnity Payments. Any indemnity payment under this Agreement shall be treated as an adjustment to the Upfront Payment for Tax purposes unless otherwise required by applicable Law.

Section 8.11    No Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, (I) NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR LOST REVENUES OR PROFITS DAMAGES OR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR MULTIPLIED DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR ANY LIABILITY RETAINED OR ASSUMED HEREUNDER UNLESS SUCH LOST REVENUES OR PROFITS OR DAMAGES ARE NOT BASED ON ANY SPECIAL CIRCUMSTANCES OF THE PARTY ENTITLED TO INDEMNIFICATION AND ARE THE NATURAL, PROBABLE AND REASONABLY FORESEEABLE RESULT OF THE EVENT THAT GAVE RISE TO THE CLAIM FOR INDEMNIFICATION AND (II) NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR PUNITIVE OR EXEMPLARY DAMAGES; PROVIDED THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE RECOVERY IN RESPECT OF ANY LOSS DIRECTLY INCURRED OR SUFFERED FROM THIRD PARTY CLAIMS.

ARTICLE IX.

TERMINATION

Section 9.01    Termination.

(a)    Mutual Termination. This Agreement may be terminated at any time prior to the Closing by mutual written agreement of Purchaser and Seller.

(b)    Termination by Purchaser.

(i)    This Agreement may be terminated by Purchaser at any time prior to the Closing, if (A) Seller shall have failed to comply, in any material respect, with any of Seller’s covenants or agreements contained in this Agreement or (B) any one or more of the representations or warranties of Seller contained in this Agreement shall prove to have been inaccurate in any material respect, which, in each case, if not cured, would result in a failure of any of the conditions set forth in Section 7.01(a) or Section 7.01(b) to be satisfied, and such inaccuracy or breach shall not have been cured within [***] Business Days after receipt by the Seller of written notice of such inaccuracy or breach (provided that no such cure period shall be available or applicable to any such breach that by its nature cannot be cured by the Outside Date).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(ii)    This Agreement may be terminated by Purchaser if the Closing shall not have occurred on or before the Outside Date; provided that Purchaser may terminate this Agreement pursuant to this Section 9.01(b)(ii) only if at the time of termination Purchaser is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and Purchaser has satisfied those conditions set forth in Section 7.02 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing and could have been satisfied or would have been waived assuming a Closing would occur).

(c)    Termination by Seller.

(i)    This Agreement may be terminated by Seller at any time prior to the Closing, if (A) Purchaser shall have failed to comply, in any material respect, with any of Purchaser’s covenants or agreements contained in this Agreement or (B) any one or more of the representations or warranties of Purchaser contained in this Agreement shall prove to have been inaccurate in any material respect, which, in each case, if not cured, would result in a failure of any of the conditions set forth in Section 7.02(a) or Section 7.02(b) to be satisfied, and such inaccuracy or breach shall not have been cured within [***] Business Days after receipt by the Purchaser of written notice of such inaccuracy or breach (provided that no such cure period shall be available or applicable to any such breach that by its nature cannot be cured by the Outside Date).

(ii)    This Agreement may be terminated by Seller if the Closing shall not have occurred on or before the Outside Date; provided that Seller may terminate this Agreement pursuant to this Section 9.01(c)(ii) only if at the time of termination Seller is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and Seller has satisfied those conditions set forth in Section 7.01 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing and could have been satisfied or would have been waived assuming a Closing would occur).

Section 9.02    Effect of Termination.

(a)    In the event of the termination of this Agreement in accordance with Section 9.01, this Agreement shall thereafter become void and have no effect, and neither Party shall have any liability to the other Party or to such other Party’s Affiliates or Representatives in respect of this Agreement, except for the obligations of the Parties contained in this Section 9.02, and in Section 6.03 and ARTICLE X; provided that nothing herein shall limit the liability of any Party hereto for Fraud whereby the breaching Party both intended to take or fail to take the action giving rise to the breach and had knowledge that such action or inaction would constitute a breach of this Agreement.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)    In the event this Agreement shall be terminated in accordance with Section 9.01 and, at such time, a Party is in material breach of or default under any term or provision hereof, such termination shall be without prejudice to, and shall not affect, any and all rights to damages and other equitable remedies that the other Party may have hereunder.

ARTICLE X.

MISCELLANEOUS

Section 10.01    Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national overnight courier service, or sent by facsimile (provided that notice by facsimile is promptly confirmed by telephone confirmation thereof and receipt is confirmed by the sending facsimile machine), to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

to Seller and any Divesting Entity:

Alexion Pharma Holding Unlimited Company

c/o Alexion Pharmaceuticals, Inc.

100 College Street

New Haven, CT 06510

Attn: Chief Legal Officer

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Telephone:       (617) 235-9705

Facsimile:        (617) 235-0223

Attn:                 Zachary R. Blume

to Purchaser:

Origin Biosciences, Inc.

421 Kipling St.

Palo Alto, CA 94301

Telephone:       (650) 391-9740

Attn: Michael Henderson

Email: [***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

with a copy to:

Goodwin Procter LLP

Three Embarcadero

San Francisco, California 94111

Attention: Maggie Wong

Facsimile No.: (415) 733-6071

E-Mail: [***]

All notices and other communications under this Agreement shall be deemed to have been received (a) when delivered by hand, if personally delivered; (b) one (1) Business Day after being sent, if delivered to a national overnight courier service; or (c) one (1) Business Day after being sent, if sent by facsimile, with a telephonic acknowledgment of sending and confirmation of receipt by the sending facsimile machine.

Section 10.02    Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Purchaser and Seller and (b) in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.03    Assignment. Neither Party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of Law in connection with a merger or sale of substantially all of the assets, without the prior written consent of the other Party, except that (a) Seller may, without such consent, assign its rights or obligations to an Affiliate and (b) Purchaser may, without such consent, assign its rights to acquire the Purchased Assets hereunder, in whole or in part, to one or more of its Affiliates; provided that no such assignment by Purchaser shall relieve Purchaser of any of its obligations hereunder. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 10.03 shall be null and void.

Section 10.04    Entire Agreement. This Agreement, together with the Exhibits and Schedules expressly contemplated hereby and attached hereto (which are hereby incorporated by reference), and the other agreements and certificates delivered in connection herewith (including the Confidentiality Agreement), contains the entire agreement between the Parties with respect to the Transactions and supersedes all prior agreements or understandings between the Parties. Other than the Confidentiality Agreement entered into between the Parties, this Agreement is intended to define the full extent of the legally enforceable undertakings and representations of the Parties, and no promise or representation, written or oral, which is not set forth explicitly in such agreements is intended by either Party to be legally binding. Each of the Parties acknowledges that, in deciding to enter into this Agreement and to consummate the Transactions, none of them has relied upon any statements or representations, written or oral, other than those explicitly set forth herein or therein.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 10.05    Fulfillment of Obligations. Any obligation of a Party to the other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 10.06    Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Seller and the Divesting Entities, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 10.07    Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be borne solely by the Party incurring such expenses.

Section 10.08    Schedules. The disclosure of any matter in the Schedules to this Agreement shall be deemed to be a disclosure for the purposes of the Section or subsection of this Agreement to which it corresponds in number and each other Section and subsection of this Agreement to the extent such disclosure is reasonably apparent on the face thereof to be relevant to such other Section or subsection. The disclosure of any matter in any Schedule to this Agreement shall expressly not be deemed to constitute an admission by any Party, or to otherwise imply, that any such matter is material for the purposes of this Agreement, could reasonably be expected to have a Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable, or is required to be disclosed under this Agreement.

Section 10.09    Governing Law; Jurisdiction; No Jury Trial; Specific Performance.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law, principles or rules of such state, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

(b)    The Parties consent to the exclusive jurisdiction of the Federal and State courts located in the State of Delaware for the resolution of all disputes or controversies between the Parties. Each of the Parties (i) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement or the Transactions; (ii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court; and (iii) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS.

(c)    Purchaser acknowledges and agrees that Seller would be damaged irreparably in the event that any of Purchaser’s obligations pursuant to Section 6.09 or Section 6.10(b) (the “Drug Access Obligations”) are not performed. Accordingly, Purchaser agrees that, without posting bond or other undertaking, Seller shall be entitled to an injunction or injunctions to prevent breaches or violations of Section 6.09 or the Drug Access Obligations and to enforce specifically the obligations under Section 6.09 or the Drug Access Obligations in any action instituted in any court specified in Section 10.09(b) in addition to any other remedy to which Seller may be entitled, at law or in equity. Purchaser further agrees that, in the event of any action for an injunction or specific performance in respect of Section 6.09 or such Drug Access Obligations, it shall not assert that a remedy at law would be adequate.

Section 10.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. This Agreement, following its execution, may be delivered via facsimile or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

Section 10.11    Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 10.12    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned have executed or caused this Agreement to be executed as of the Effective Date.

ALEXION PHARMA HOLDING UNLIMITED COMPANY

By:	/s/ Christopher Brough
	Name:	Christopher Brough
	Title:	Director

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused this Agreement to be executed as of the Effective Date.

ORIGIN BIOSCIENCES, INC.

By:	/s/ Michael Henderson
	Name:	Michael Henderson
	Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused this Agreement to be executed as of the Effective Date.

BRIDGEBIO PHARMA, LLC, solely for the purposes of Section 6.14

By:	/s/ Neil Kumar
	Name:	Neil Kumar
	Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Exhibit A

SELLER CLOSING DELIVERABLES

(a)	A receipt for payment of the Upfront Payment at Closing;

(b)

A certificate in the form attached hereto as Exhibit C, dated the Closing Date and executed by an authorized officer of Seller, to the effect that each of the conditions specified in Section 7.01(a) and Section 7.01(b) of the Agreement is satisfied in all respects;

(c)	An executed bill of sale and assignment and assumption in the form attached hereto as Exhibit D (the “Bill of Sale and Assignment and Assumption”), dated the Closing Date;

(d)	Executed patent assignments in the form attached hereto as Exhibit E (with assignments in recordable form to be delivered after the Closing) (the “Patent Assignment”), dated the Closing Date;

(e)

In the case of (i) Seller and each non-U.S. Divesting Entity, a properly completed and executed IRS Form W-8BEN-E, establishing that Seller and each such non-U.S. Divesting Entity is eligible for applicable treaty benefits that reduce or eliminate any withholding in respect of royalty payments and (ii) each Divesting Entity that is a U.S. person (as defined in Section 7701(a)(30) of the Code), a properly completed and executed IRS Form W-9; and

(f)	The executed Seller Transfer Letter to FDA, dated the Closing Date.

Exhibit B

PURCHASER CLOSING DELIVERABLES

(a)	A good standing certificate for Purchaser;

(b)

A certificate in the form attached hereto as Exhibit F, dated the Closing Date and executed by an authorized officer of Purchaser, to the effect that each of the conditions specified in Section 7.02(a) and Section 7.02(b) of the Agreement is satisfied in all respects;

(c)

A certificate of a Secretary or an Assistant Secretary of Purchaser in the form attached hereto as Exhibit G enclosing a copy of (i) its certificate of incorporation certified by the Secretary of State of the State of Delaware, (ii) its by-laws and (iii) board of director resolutions authorizing Purchaser to enter into this Agreement and to consummate the Transactions;

(d)	The executed Bill of Sale and Assignment and Assumption, dated the Closing Date;

(e)	The executed Patent Assignment, dated the Closing Date; and

(f)	The executed Purchaser Transfer Letter to FDA, dated the Closing Date.

Schedule 7.01(f)

Consents

1. The Services Agreement.

Final Version

SCHEDULES

to the

ASSET PURCHASE AGREEMENT

between

ALEXION PHARMA HOLDING UNLIMITED COMPANY, ORIGIN BIOSCIENCES, INC.

and

BRIDGEBIO PHARMA, LLC (SOLELY FOR THE PURPOSES OF SECTION 6.14)

DATED AS OF JUNE 7, 2018

Capitalized terms used in the following schedules (these “Schedules”) but not otherwise defined shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement (the “Agreement”) by and between Alexion Pharma Holding Unlimited Company (the “Seller”), Origin Biosciences, Inc. (the “Purchaser”) and BridgeBio Pharma, LLC (solely for the purposes of Section 6.14) to which these Schedules are attached.

SCHEDULE 2.01(b)

TRANSFERRED PATENTS

Patent Ref.	Patent No.	Current Owner(s)	Jurisdiction	Issuance Date
[ ]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 2.01(c)

TRANSFERRED TRADEMARKS

None.

SCHEDULE 2.01(d)

TRANSFERRED COPYRIGHTS

None.

SCHEDULE 2.01(e)

TRANSFERRED INTERNET DOMAIN NAMES

None.

SCHEDULE 2.01(f)

TRANSFERRED GOVERNMENTAL AUTHORIZATIONS

Country	Competent Authority	Subject	Date of Decision
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 2.01(i)

TRANSFERRED CONTRACTS

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 6.05(c)

SUPPLY OF PRODUCT

The following inventory is scheduled for manufacture in the remainder of 2018:

[Attached]

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Final Version

DISCLOSURE SCHEDULES

to the

ASSET PURCHASE AGREEMENT

between

ALEXION PHARMA HOLDING UNLIMITED

COMPANY, ORIGIN BIOSCIENCES, INC.,

and

BRIDGEBIO PHARMA, LLC (SOLELY FOR THE PURPOSES OF SECTION 6.14) DATED AS OF

June 7, 2018

Capitalized terms used in the following schedules (these “Schedules”) but not otherwise defined shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement (the “Agreement”) by and between Alexion Pharma Holding Unlimited Company (the “Seller”), Origin Biosciences, Inc. (the “Purchaser”) and BridgeBio Pharma, LLC (solely for the purposes of Section 6.14) to which these Schedules are attached.

SCHEDULE 4.03

NON-CONTRAVENTION

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 4.04

GOVERNMENTAL AUTHORIZATION

Authorization concerning Clinical Trial Applications in the following countries:

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 4.05

NO LITIGATION

None.

SCHEDULE 4.06

COMPLIANCE WITH LAWS

None.

SCHEDULE 4.07

CONTRACTS

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 4.08

INTELLECTUAL PROPERTY

None.

SCHEDULE 4.09

BROKERS

None.

SCHEDULE 4.10

PURCHASED ASSETS

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 4.11

INVENTORIES

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 4.12

TAX REPRESENTATIONS

None.

SCHEDULE 4.13

REGULATORY MATTERS

[***]

SCHEDULE 6.01

CONDUCT OF BUSINESS

None.

Exhibit C

OFFICER’S CERTIFICATE

OF

ALEXION PHARMA HOLDING UNLIMITED COMPANY

[***]

This certificate is being delivered pursuant to Section 7.01(e) of that certain Asset Purchase Agreement, by and among Alexion Pharma Holding Unlimited Company (“Seller”), Origin Biosciences, Inc. (“Purchaser”) and BridgeBio Pharma, LLC (solely for the purposes of Section 6.14) dated as of June 7, 2018 (the “Asset Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement, unless they are specifically otherwise defined herein.

The undersigned, [***], in [***] capacity as [***] of the Seller, and not in [***] personal capacity and without personal liability, hereby certifies that:

1.    The representations and warranties of Seller contained in the Asset Purchase Agreement and in any certificate delivered by Seller pursuant to the Asset Purchase Agreement, to the extent not qualified by materiality, are true and correct in all material respects as of the Effective Date and are true and correct in all material respects at and as of the Closing Date as if made at and as of such date and the representations and warranties of Seller contained in the Asset Purchase Agreement and in any certificate or other writing delivered by Seller pursuant to the Asset Purchase Agreement, to the extent qualified by materiality, are true and correct in all respects as of the Effective Date and at and as of the Closing Date as if made at and as of such date.

2.    Seller has performed and complied in all material respects with all of its covenants and agreements under the Asset Purchase Agreement to be complied with and performed by Seller at or before the Closing.

[Signatures on following page]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, I cause this certificate to be executed as of the date first written above.

Name:
Title:

[Signature Page to Seller’s Officer’s Certificate]

Exhibit D

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION

This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION (this “Agreement”) is dated as of [            ], 2018, by and between Alexion Pharma Holding Unlimited Company, [●] [Note to Draft: To be updated to include Divesting Entities.] (collectively, the “Sellers”) and Origin Biosciences, Inc. (the “Purchaser”).

RECITALS

WHEREAS, pursuant to that certain Asset Purchase Agreement by and among Alexion Pharma Holding Unlimited Company, Purchaser and BridgeBio Pharma, LLC (solely for the purposes of Section 6.14) dated as of June 7, 2018 (the “Asset Purchase Agreement”), Sellers have agreed to sell, convey, assign and transfer to Purchaser, and Purchaser has agreed to purchase, acquire and accept from Sellers, Sellers’ right, title and interest in, to and under the Purchased Assets (as defined in the Asset Purchase Agreement), and (b) Sellers have agreed to sell, convey, assign and transfer to Purchaser, and Purchaser has agreed to accept and assume, the Assumed Liabilities (as defined in the Asset Purchase Agreement).

NOW, THEREFORE, in consideration of the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and the Purchaser agree as follows:

1.    Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement, unless they are specifically otherwise defined herein.

2.    Bill of Sale of Purchased Assets. In accordance with terms and subject to the conditions of the Asset Purchase Agreement, effective as of the Closing, Sellers hereby do sell, convey, assign and transfer to Purchaser all of Sellers’ right, title, and interest in, to and under each of the Purchased Assets.

3.    Assignment and Assumption. In accordance with terms and subject to the conditions of the Asset Purchase Agreement, effective as of the Closing, Sellers hereby do sell, convey, assign and transfer to Purchaser all of Sellers’ right, title, interest in, obligations and liabilities, to and under the Assumed Liabilities at the Closing pursuant to the Asset Purchase Agreement. In accordance with terms and subject to the conditions of the Asset Purchase Agreement, effective as of the Closing, Purchaser hereby accepts the foregoing assignment and transfer and agrees to accept, assume and undertake, and timely satisfy and discharge when due, Sellers’ obligations, liabilities and responsibilities under or pursuant to such Assumed Liabilities arising from and after the date hereof as contemplated by the Asset Purchase Agreement.

4.    Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law, principles or rules of such state, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

5.    Additional Rights and Obligations. This Agreement is made subject to and with the benefit of the respective provisions of the Asset Purchase Agreement (including, without limitation, the schedules and exhibits thereto). Purchaser and Sellers hereby agree and acknowledge that the execution and delivery of this Agreement shall not expand, impair, supersede, modify, limit, extend, diminish, amend or in any way affect any of the rights, obligations, agreements, covenants, representations, warranties or indemnities contained in the Asset Purchase Agreement, which shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

6.    Further Assurances. Sellers agree to cooperate with Purchaser and to execute and deliver such further instruments and documents and, at each Seller’s expense, do all such further acts and things as Purchaser may reasonably be requested to do from time to time by Sellers in order to carry out the provisions and objectives of this Agreement in accordance with the terms of the Asset Purchase Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, made and entered into this Agreement under seal as of the date first set forth above.

ALEXION PHARMA HOLDING UNLIMITED COMPANY

By:
Name:
Title:

[Signature Page to Bill of Sale and Assignment and Assumption]

IN WITNESS WHEREOF, the undersigned have executed, made and entered into this Agreement under seal as of the date first set forth above.

[●]

By:
Name:
Title:

[Signature Page to Bill of Sale and Assignment and Assumption]

IN WITNESS WHEREOF, the undersigned have executed, made and entered into this Agreement under seal as of the date first set forth above.

ORIGIN BIOSCIENCES, INC.

By:
Name:
Title:

[Signature Page to Bill of Sale and Assignment and Assumption]

Exhibit E

PATENT ASSIGNMENT

This PATENT ASSIGNMENT (“Assignment”) is dated as of [            ], 2018, by and between Alexion Pharmaceuticals, Inc. (the “Assignor”) and Origin Biosciences, Inc. (the “Assignee”).

RECITALS

WHEREAS, pursuant to that certain Asset Purchase Agreement by and among Alexion Pharma Holding Unlimited Company, Assignee and BridgeBio Pharma, LLC (solely for the purposes of Section 6.14) dated as of June 7, 2018 (the “Asset Purchase Agreement”), Assignor has agreed to assign to the Assignee all of the Assignor’s right, title, and interest in, to and under the patents listed on Schedule A hereto (collectively, the “Patents”).

NOW, THEREFORE, in consideration of the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee agree as follows:

1.    Assignment. Assignor does hereby sell, assign, convey and transfer to the Assignee or its designee, and to their respective successors, assigns, or other legal representatives, Assignor’s entire right, title, and interest in and to the Patents, together with the right to claim priority in the United States and before any international conventions and any other foreign jurisdictions, and continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions, modifications, substitutions, and where relevant supplementary protection certificates, and the rights to all income, royalties, or payments due or payable as of the effective date of this assignment or thereafter, including, without limitation, all claims for damages by reason of past, present, or future infringement or other unauthorized use of the Patents with the right to sue for and collect the same for the Assignee’s own use and enjoyment, and for the use and enjoyment of its successors, assigns, or other legal representatives.

2.    Miscellaneous. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law, principles or rules of such state, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction. In the event that any provision of this Assignment shall be construed to conflict with a provision in the Asset Purchase Agreement, the provision in the Asset Purchase Agreement shall control.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, made and entered into this Assignment under seal as of the date first set forth above.

ASSIGNOR:
ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

[Jurisdiction]

                     [city/county]                                         , ss.

On this      day of             , 2018, before me, the undersigned notary public,

            Day            Month

personally appeared                                                                                                                                                                                         ,

Name (s) of Signer(s)

proved to me through satisfactory evidence of identification, which

was/were                                                                                                                                                                                                                              ,

Description of Evidence of Identity

to be the person(s) whose name(s) is/are signed on the preceding or attached document, and acknowledged to me that he/she/they signed it voluntarily for its stated purpose.

as for
Title of Office

, a corporation.

Signature of Notary Public

Place Notary Seal and/or Stamp above

[Signature Page to Patent Assignment]

IN WITNESS WHEREOF, the undersigned have executed, made and entered into this Assignment under seal as of the date first set forth above.

ASSIGNEE:
ORIGIN BIOSCIENCES, INC.

By:
Name:
Title:

[Jurisdiction]

                     [city/county]                                         , ss.

On this      day of             , 2018, before me, the undersigned notary public,

            Day              Month

personally appeared                                                                                                                                                                                     ,

Name (s) of Signer(s)

proved to me through satisfactory evidence of identification, which

was/were                                                                                                                                                                                                                              ,

Description of Evidence of Identity

to be the person(s) whose name(s) is/are signed on the preceding or attached document, and acknowledged to me that he/she/they signed it voluntarily for its stated purpose.

as for
Title of Office

, a corporation.

Signature of Notary Public

Place Notary Seal and/or Stamp above

[Signature Page to Patent Assignment]

Schedule A

Patents

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit F

OFFICER’S CERTIFICATE

OF

ORIGIN BIOSCIENCES, INC.

[***]

This certificate is being delivered pursuant to Section 7.02(d) of that certain Asset Purchase Agreement, by and among Alexion Pharma Holding Unlimited Company (“Seller”), Origin Biosciences, Inc. (“Purchaser”) and BridgeBio Pharma, LLC (solely for the purposes of Section 6.14) dated as of June 7, 2018 (the “Asset Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement, unless they are specifically otherwise defined herein.

The undersigned, Neil Kumar, in his capacity as President of the Purchaser, and not in his personal capacity and without personal liability, hereby certifies that:

1.    The representations and warranties of Purchaser contained in the Asset Purchase Agreement and in any certificate delivered by Purchaser pursuant to the Asset Purchase Agreement, to the extent not qualified by materiality, are true and correct in all material respects as of the Effective Date and are true and correct in all material respects at and as of the Closing Date as if made at and as of such date and the representations and warranties of Purchaser contained in the Asset Purchase Agreement and in any certificate or other writing delivered by them pursuant to the Asset Purchase Agreement, to the extent qualified by materiality, are true and correct in all respects as of the Effective Date and at and as of the Closing Date as if made at and as of such date.

2.    Purchaser has performed and complied in all material respects with all of its covenants and agreements under the Asset Purchase Agreement to be complied with and performed by Purchaser at or before the Closing.

[Signatures on following page]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, I cause this certificate to be executed as of the date first written above.

Name:	Neil Kumar
Title:	President

[Signature Page to Purchaser’s Officer’s Certificate]

Exhibit G

SECRETARY’S CERTIFICATE

OF

ORIGIN BIOSCIENCES, INC.

[***]

This certificate is being delivered pursuant to Section 7.02(d) of that certain Asset Purchase Agreement, by and among Alexion Pharma Holding Unlimited Company (“Seller”), Origin Biosciences, Inc. (“Purchaser”) and BridgeBio Pharma, LLC (solely for the purposes of Section 6.14) dated as of June 7, 2018 (the “Asset Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement, unless they are specifically otherwise defined herein.

The undersigned, being the Secretary of Purchaser, hereby certifies in its capacity as Secretary and not in its personal capacity and without personal liability, hereby certifies that:

1.    The undersigned is the Secretary of the Purchaser and as such the undersigned is familiar with the corporate affairs and records of the Purchaser.

2.    Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Purchaser and all amendments thereto, issued on [***] by the Delaware Secretary of State. There have been no further amendments to said Certificate of Incorporation since the said date, and said Certificate of Incorporation is in full force and effect as of the date hereof.

3.    Attached here to as Exhibit B is a true, complete and correct copy of the current By-laws of the Purchaser adopted on [***]. There have been no amendments to said By-laws since said date, and said By-laws are in full force and effect as of the date hereof.

4.    Attached hereto as Exhibit C is a true, complete and correct copy of the resolutions of the Board of Directors of the Purchaser effective as of [***] authorizing the Purchaser to enter into the Asset Purchase Agreement and to consummate the Transactions.

[Signatures on following page]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, I cause this certificate to be executed as of the date first written above.

ORIGIN BIOSCIENCES, INC.

By:
Name:	Michael Henderson
Title:	Secretary

[Signature Page to Purchaser’s Secretary’s Certificate]

Exhibit A

Certificate of Incorporation

Exhibit B

By-laws

Exhibit C

Resolution of the Board of Directors